    FORM 10K -- ANNUAL REPORT UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF
                                        1934

                    FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997

                           FDIC CERTIFICATE NUMBER 23790

                                BANK OF LOS ANGELES
                               CALIFORNIA 95-3612029
                            8901 SANTA MONICA BOULEVARD
                         WEST HOLLYWOOD, CALIFORNIA  90069
                                    310/843-1455

                    SECURITIES REGISTERED UNDER 12(b) OF THE ACT
                                        NONE

                    SECURITIES REGISTERED UNDER 12(g) OF THE ACT
                             COMMON STOCK, NO PAR VALUE
                           PREFERRED STOCK, NO PAR VALUE


Indicate by check mark if disclosure of delinquent filers pursuant to Item 10 is not contained herein, and will not be contained, to the best of the Bank's knowledge, in definitive proxy or information statements incorporated by
reference in Part III of this Form 10K or any amendment of this Form 10K.  [   ]

Indicate by check mark whether the Bank (1) has filed all reports required to be filed by Section 13 of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90
days.  YES    X     NO
            ----        ----

Aggregate market value of voting stock held by non-affiliates of the Bank of Los Angeles as of February 28, 1998 was $54,478,602.

Number of shares outstanding of common stock as of February 28, 1998 was 4,761,836.

                                       PART I

ITEM 1  -  BUSINESS

BUSINESS OF BANK OF LOS ANGELES

     Bank of Los Angeles ("BKLA") was incorporated under the laws of the State of California on May 8, 1981 and began operations pursuant to a charter issued by the California Commissioner of Financial Institutions on May 6, 1982. BKLA is a community bank in Los Angeles County in the State of California, in the cities of West Hollywood, Beverly Hills, Encino, Glendale and Culver City. The corporate office and one branch is located at 8901 Santa Monica Boulevard, West
Hollywood, California.   Other branches are located at:  9601 Wilshire
Boulevard, Beverly Hills, California; 9944 Santa Monica Boulevard, Beverly Hills, California; 16861 Ventura Boulevard, Encino, California; 701 North Brand Boulevard, Glendale, California; and 5399 Sepulveda Boulevard, Culver City, California.

     BKLA serves primarily middle market and small businesses, professional and business borrowers and associated individuals with commercial banking needs. BKLA also provides services to individuals and organizations in the communities in which its branches are located. BKLA's business involves accepting demand, savings, time, money market and NOW deposits.

     BKLA acquired two financial institutions in 1997, both of which were accounted for as purchase transactions. On April 1, 1997, BKLA acquired American West Bank ("AWB"), which had $67,291,000 in total assets and two branch offices. On December 31, 1997, BKLA acquired Culver National Bank ("CNB"), which had $56,944,000 in total assets and one branch. The results of operations of AWB are included in those of BKLA subsequent to April 1, 1997. Due to the effective date of the CNB acquisition, the results of operations of CNB are not included with those of BKLA in the year ending December 31, 1997. The balance sheets of BKLA at December 31, 1997 do include the assets and liabilities of both AWB and CNB.

SUMMARY OF CAPITAL STOCK

     The authorized capital stock for BKLA consists of 75,000,000 shares of BKLA Common Stock, no par value per share, of which 4,751,685 shares were issued and outstanding as of December 31, 1997, and 25,000,000 shares of preferred stock, without par value per share (the "BKLA Preferred Stock"), none of which are issued and outstanding. BKLA has issued and outstanding 657,845 warrants to purchase BKLA Common Stock for $3.75 per share, which terminate on December 1, 1998. BKLA has issued and outstanding options to purchase BKLA Common Stock, of which 127,200 are exercisable at $4.00 per share and 132,800 are exercisable at $6.90 per share.

     The descriptions of BKLA capital stock set forth below are subject in all respects to the California Financial Code, the California Corporations Code and BKLA's Articles of Incorporation.

BKLA COMMON STOCK

     RIGHTS. Each holder of BKLA Common Stock is entitled to one vote for each share owned by him or her on all matters submitted to a vote of BKLA's Shareholders, provided that BKLA's Shareholders are entitled to cumulative voting rights in the election of directors. In the event of any liquidation, dissolution or winding up of BKLA, the holders of BKLA Common Stock are entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities. Holders of BKLA Common Stock have no preemptive or other subscription or conversion rights. BKLA Common Stock is not subject to redemption.

     DIVIDENDS. Pursuant to the California Financial Code, BKLA may only declare cash dividends from the lesser of its retained earnings to BKLA's net income for the last three years (reduced by dividends paid during such period), or in the event that BKLA does not have retained earnings or net income for the last three years, from BKLA's net income for the preceding fiscal year, provided BKLA obtains the prior written approval of the Commissioner of Financial Institutions ("Commissioner").

BKLA PREFERRED STOCK

     The Board of Directors of BKLA has broad authority to designate, and establish the terms of, one or more series of preferred stock without shareholder approval. Among other matters, the Board of Directors is authorized to establish voting powers, designations, preferences and relative, participating, optional or other special rights of each such series and any qualifications, limitations and restrictions thereon. Holders of preferred stock will not be held individually responsible as such holdings for any contracts or engagements of BKLA, and shall not be liable for assessments to restore impairments in the capital of BKLA. Holders of preferred stock, when and if issued, may become senior to holders of BKLA Common Stock as to dividend,
voting, liquidation, or other rights.    The issuance of preferred stock,
therefore, could adversely affect the voting power of holders of BKLA Common Stock and could have the effect of delaying, deferring or preventing a change in control of BKLA. BKLA has no present plans to issue any shares of preferred stock.

BKLA WARRANTS

     BKLA has issued and outstanding 657,845 Warrants to purchase one share of BKLA Common Stock at $3.75 per share. These Warrants will expire on December 31, 1998.

     The Exercise Price and the number of shares of BKLA Common Stock issuable upon exercise of each Warrant will be appropriately adjusted in the event of certain events, including stock splits, stock combinations and stock dividends with respect to BKLA Common Stock.

     If any reclassification of the BKLA Common Stock or capital reorganization of BKLA or any consolidation or merger of BKLA with or into another corporation or any sale, lease or transfer to any person of all or substantially all of the assets of BKLA shall be effected in such a way that the holders of the BKLA Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for BKLA Common Stock, then, upon exercise of the Warrants, the holder of each of the outstanding Warrants shall have the right to receive the kind and amount of shares of stock or other securities and property receivable upon such reorganization, reclassification, consolidation, merger, sale, lease or transfer by a holder of the number of shares of BKLA Common Stock that such Warrant holder would have been entitled to receive upon the exercise of such Warrant had the Warrant(s) been exercised immediately prior thereto.
The Warrants do not confer upon the holder any voting rights or any other rights as a shareholder of BKLA.



OPTIONS

     BKLA has a Stock Option Plan that provides for the issuance of 361,432 shares of BKLA Common Stock to all employees, employee directors and non-employee directors. At December 31, 1997, BKLA had granted 298,741 options to purchase one share of BKLA Common Stock, of which 127,200 can be exercised at $4.00, 168,300 can be exercised at $6.90 and 3,241 can be exercised at $3.75 to $44.30. Shares granted are subject to vesting and expire ten years after grant date. Refer to page F-18 for additional information on the Stock Option Plan.

     The Stock Option Plan terminates March 23, 1998. Options granted at that date will remain outstanding subject to vesting and expiration limitations placed on each granted stock. In the event BKLA is dissolved, liquidated or is reorganized, merged or consolidated with one or more corporations, and as a result, BKLA is not the surviving corporation, or any capital reorganization results in which more than 50 percent of voting shares are exchanged, all granted options become exercisable within 30 days of the event.

COMPETITION

     The banking and financial services business in California generally, and in BKLA's market area specifically, is highly competitive. The increasingly competitive environment is a result primarily of changes in regulation, changes in technology and product delivery systems, and the accelerating pace of
consolidation among financial services providers.   BKLA competes for loans,
deposits and customers for financial services with other commercial banks, savings and loan associations, securities and brokerage companies, mortgage companies, insurance companies, finance companies, money market funds, credit unions, and other non-bank financial service providers. Many of these competitors are much larger in total assets and capitalization, have greater access to capital markets and offer a broader array of financial services than BKLA. In order to compete with the other financial services providers, BKLA relies principally upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet its customers' needs. In those instances where BKLA is unable to accommodate a customer's needs, BKLA may arrange for those services to be provided by its correspondents. BKLA has six offices located in Los Angeles County. Neither the deposits nor loans of the offices of BKLA exceed 1% of all financial services companies located in the county in which BKLA operates.

SUPERVISION AND REGULATION

     GENERAL. As a state-chartered bank whose deposits are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum extent provided by law, BKLA is subject to supervision, examination and regulation by the California Department of Financial Institutions and by federal bank regulatory
agencies.  BKLA's primary federal bank regulatory agency is the FDIC.   The
regulations of these agencies govern most aspects of BKLA's business, including capital adequacy ratios, reserves against deposits, restrictions on the rate of interest which may be paid on some deposit instruments, limitations on the nature and amount of loans which may be made, the location of branch offices, borrowings, and dividends. Supervision, regulation and examination of BKLA by the regulatory agencies are generally intended to protect depositors and are not intended for the protection of BKLA's shareholders.

RECENT LEGISLATION AND REGULATORY CHANGES

     GENERAL.   From time to time legislation is proposed or enacted which has the effect of increasing the cost of doing business and changing the competitive balance between banks and other financial and non-financial institutions. Various federal laws enacted over the past several years have provided, among other things, for the maintenance of mandatory reserves with the Federal Reserve Bank on deposits by depository institutions (state reserve requirements have been eliminated); the phasing-out of the restrictions on the amount of interest which financial institutions may pay on certain of their customers' accounts; and the authorization of various types of new deposit accounts, such as NOW accounts, "Money Market Deposit" accounts and "Super NOW" accounts, designed to be competitive with money market mutual funds and other types of accounts and services offered by various financial and non-financial institutions. The lending authority and permissible activities of certain non-bank financial institutions such as savings and loan associations and credit unions have been expanded, and federal regulators have been given increased authority and means for providing financial assistance to insured depository institutions and for effecting interstate and cross-industry mergers and acquisitions of failing institutions. These laws have generally had the effect of altering competitive relationships existing among financial institutions, reducing the historical distinctions between the services offered by banks, savings and loan associations and other financial institutions, and increasing the cost of funds to banks and other depository institutions.

     Other legislation has been proposed or is pending before the United States Congress which would effect the financial institutions industry. Such legislation includes wide-ranging proposals to further alter the structure, regulation and competitive relationships of the nation's financial institutions, to reorganize the federal regulatory structure of the financial institutions industry, to subject banks to increased disclosure and reporting requirements, and to expand the range of financial services which banks and bank holding companies can provide. Other proposals which have been introduced or are being discussed would equalize the relative powers of savings and loan holding companies and bank holding companies, and authorize such holding companies to engage in insurance underwriting and brokerage, real estate development and brokerage, and certain securities activities, including underwriting and dealing in United States Government securities and municipal securities, sponsoring and managing investment companies and underwriting the securities thereof. It cannot be predicted whether or in what form any of these proposals will be adopted, or to what extent they will effect the various entities comprising the financial institutions industry.

     Certain of the potentially significant changes which have been enacted in the past several years are discussed below.

     INTERSTATE BANKING. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Riegle-Neal Act"), enacted on September 29, 1994, repealed the McFadden Act of 1927, which required states to decide whether national or state banks could enter their state, and, effective June 1, 1997, allows banks to open branches across state lines. The Riegle-Neal Act also repealed the 1956 Douglas Amendment to the Bank Holding Company Act, which placed the same requirements on bank holding companies. The repeal of the Douglas Amendment made it possible for bank holding companies to buy out-of-state banks in any state after September 29, 1995, which, after June 1, 1997, may now be converted into interstate branches.

     The Riegle-Neal Act permitted interstate banking to begin effective September 29, 1995. The amendment to the Bank Holding Company Act permits bank holding companies to acquire banks in other states provided that the acquisition does not result in the bank holding company controlling more than ten percent of the deposits in the United States, or 30 percent of the deposits in the state in which the bank to be acquired is located. However, the Riegle-Neal Act also provides that states have the authority to waive the state concentration limit. Individual states may also require that the bank being acquired be in existence for up to five years before an out-of-state bank or bank holding company may acquire it.

     The Riegle-Neal Act provides that, since June 1, 1997, interstate branching and merging of existing banks is permitted, provided that the banks are at least adequately capitalized and demonstrate good management. Interstate mergers and branch acquisitions were permitted at an earlier time if the state choose to enact a law allowing such activity. The states were also authorized to enact laws to permit interstate banks to branch de novo.

     On September 28, 1995, the California Interstate Banking and Branching Act of 1995 ("CIBBA") was enacted and signed into law. CIBBA authorized out-of-state banks to enter California by the acquisition of or merger with a California bank that has been in existence for at least 5 years, unless the California bank is in danger of failing or in certain other emergency situations. CIBBA allows a California state bank to have agency relationships with affiliated and unaffiliated insured depository institutions and allows a bank subsidiary of a bank holding company to act as an agent to receive deposits, renew time deposits, service loans and receive payments for a depository institution affiliate.

     PROPOSED EXPANSION OF SECURITIES UNDERWRITING AUTHORITY. Various bills have been introduced in the United States Congress which would expand, to a lesser or greater degree and subject to various conditions and limitations, the authority of bank holding companies to engage in the activity of underwriting and dealing in securities. Some of these bills would authorize securities firms (through the holding company structure) to own banks, which could result in greater competition between banks and securities firms. No prediction can be made as to whether any of these bills will be passed by the United States Congress and enacted into law, what provisions such a bill might contain, or what effect it might have on the Bank.

     EXPANSION OF INVESTMENT OPPORTUNITIES FOR CALIFORNIA STATE-CHARTERED BANKS. Legislation enacted by the State of California has substantially expanded the authority of California state-chartered banks to invest in real estate, corporate stock and other corporate securities. National banks are governed in these areas by federal law, the provisions of which are more restrictive than California law. However, provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, discussed below, limits state-authorized activities to that available to national banks.

FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT OF 1989.

     GENERAL. On August 9, 1989, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") was signed into law. This legislation has resulted in major changes in the regulation of insured financial institutions, including significant changes in the authority of government agencies to regulate insured financial institutions.

     Under FIRREA, the Federal Savings and Loan Insurance Corporation ("FSLIC") and the Federal Home Loan Bank Board were abolished and the FDIC was authorized to insure savings associations, including federal savings associations, state chartered savings and loans and other corporations determined to be operated in substantially the same manner as a savings association. FIRREA established two deposit insurance funds to be administered by the FDIC. The money in these two funds is separately maintained and not commingled. The FDIC Permanent Insurance Fund was replaced by the Bank Insurance Fund (the "BIF") and the FSLIC deposit insurance fund was replaced by the Savings Association Insurance Fund (the "SAIF").

     DEPOSIT INSURANCE ASSESSMENTS. Under FIRREA, the premium assessments made on banks and savings associations for deposit insurance were initially increased, with rates set separately for banks and savings associations, subject to statutory restrictions. The Omnibus Budget Reconciliation Act of 1990, designed to address the federal budget deficit, increased the insurance assessment rates for members of the BIF and the SAIF over that provided by FIRREA, and eliminated FIRREA's maximum reserve-ratio constraints on the BIF. The FDIC raised BIF premiums to .23CENTS per $100 in insured deposits for 1993 from a base of .12CENTS in 1990.

     Effective January 1, 1994, the FDIC implemented a risk-based assessment system, under which an institution's premium assessment is based on the probability that the deposit insurance fund will incur a loss with respect to the institution, the likely amount of such loss, and the revenue needs of the deposit insurance fund. As long as BIF's reserve ratio is less than a specified "designated reserve ratio," 1.25%, the total amount raised from BIF members by the risk-based assessment system may not be less than the amount that would be raised if the assessment rate for all BIF members were .23CENTS per $100 in insured deposits. The FDIC determined that the designated reserve ratio was achieved on May 31, 1995. Accordingly, on August 8, 1995, the FDIC issued final regulations adopting an assessment rate schedule for BIF members of 4CENTS to 31CENTS per $100 in insured deposits that became effective June 1, 1995. On November 14, 1995, the FDIC further reduced the BIF assessment rates by 4CENTS so that effective January 1, 1996, the premiums ranged from zero to 27CENTS per $100 in insured deposits, but in any event not less than $2,000 per year.

     Under the risk-based assessment system, a BIF member institution such as BKLA is categorized into one of three capital categories (well capitalized, adequately capitalized, and undercapitalized) and one of three categories based on supervisory evaluations by its primary federal regulator (in BKLA's case, the FDIC). The three supervisory categories are: financially sound with only a few minor weaknesses (Group A), demonstrates weaknesses that could result in significant deterioration (Group B), and poses a substantial probability of loss (Group C). The capital ratios used by the FDIC to define well-capitalized, adequately capitalized and undercapitalized are the same as in the FDIC's prompt corrective action regulations (discussed below). The BIF assessment rates since January 1, 1996 are summarized below; assessment figures are expressed in terms of cents per $100 in insured deposits.

                      ASSESSMENT RATES EFFECTIVE JANUARY 1, 1996

                                                            Supervisory Group
                                                        ------------------------
               Capital Group               Group A       Group  B      Group C
    ------------------------------       ----------     -----------   ----------
      Well Capitalized                        0              3            17

      Adequately Capitalized                  3             10            24

      Undercapitalized                       10             24            27


     The Deposit Insurance Funds Act of 1996, signed into law on September 30, 1996, eliminated the minimum assessment, commencing with the fourth quarter of 1996. In addition, after December 31, 1996, banks are required to share in the payment of interest on Financing Corp. ("FICO") bonds. Previously, the FICO debt was paid out of the SAIF assessment base. The assessments imposed on insured depository institutions with respect to any BIF-assessable deposit will be assessed at a rate equal to 1/5 of the rate of the assessments imposed on insured depository institutions with respect to any SAIF-assessable deposit. For the first quarter of 1997, the SAIF-FICO assessment rate was 6.48CENTS per $100 in insured deposits. Accordingly, the BIF-FICO assessment rate was 1.296CENTS per $100 in insured deposits. For the second quarter of 1997, the SAIF-FICO assessment rate was 6.5CENTS per $100 in insured deposits and the BIF-FICO assessment rate was 1.3CENTS per $100 in insured deposits. Although the FICO assessment rates are annual rates, they are subject to change quarterly. Since the FICO bonds do not mature until the year 2019, it is conceivable that banks will continue to share in the payment of the interest on the bonds until then.

     With certain limited exceptions, FIRREA prohibits a bank from changing its status as an insured depository institution with the BIF to the SAIF and prohibits a savings association from changing its status as an insured depository institution with the SAIF to the BIF, without the prior approval of the FDIC.

     FDIC RECEIVERSHIPS.   Pursuant to FIRREA, the FDIC may be appointed
conservator or receiver of any insured bank or savings association. In addition, FIRREA authorized the FDIC to appoint itself as sole conservator or receiver of any insured state bank or savings association for any, among others, of the following reasons: (i) insolvency of such institution; (ii) substantial dissipation of assets or earnings due to any violation of law or regulation or any unsafe or unsound practice; (iii) an unsafe or unsound condition to transact business, including substantially insufficient capital or otherwise; (iv) any willful violation of a cease and desist order which has become final; (v) any concealment of books, papers, records or assets of the institution; (vi) the likelihood that the institution will not be able to meet the demands of its depositors or pay its obligations in the normal course of business; (vii) the incurrence or likely incurrence of losses by the institution that will deplete all or substantially all of its capital with no reasonable prospect for the replenishment of the capital without federal assistance; and (viii) any violation of any law or regulation, or an unsafe or unsound practice or condition which is likely to cause insolvency or substantial dissipation of assets or earnings, or is likely to weaken the condition of the institution or otherwise seriously prejudice the interest of its depositors.

     As a receiver of any insured depository institution, the FDIC may liquidate such institution in an orderly manner and make such other disposition of any matter concerning such institution as the FDIC determines is in the best interests of such institution, its depositors and the FDIC. Further, the FDIC shall as the conservator or receiver, by operation of law, succeed to all rights, titles, powers and privileges of the insured institution, and of any stockholder, member, account holder, depositor, officer or director of such institution with respect to the institution and the assets of the institution; may take over the assets of and operate such institution with all the powers of the members or shareholders, directors and the officers of the institution and conduct all business of the institution; collect all obligations and money due to the institution and preserve; and conserve the assets and property of such institution.

     ENFORCEMENT POWERS. Some of the most significant provisions of FIRREA were the expansion of regulatory enforcement powers. FIRREA has given the federal regulatory agencies broader and stronger enforcement authorities reaching a wider range of persons and entities. Some of those provisions included those which: (i) expanded the category of persons subject to enforcement under the Federal Deposit Insurance Act; (ii) expanded the scope of cease and desist orders and provided for the issuance of a temporary cease and desist orders;
(iii) provided for the suspension and removal of wrongdoers on an expanded basis and on an industry-wide basis; (iv) prohibited the participation of persons suspended or removed or convicted of a crime involving dishonesty or breach of trust from serving in another insured institution; (v) required regulatory approval of new directors and senior executive officers in certain cases; (vi) provided protection from retaliation against "whistleblowers" and establishes rewards for "whistleblowers" in certain enforcement actions resulting in the recovery of money; (vii) required the regulators to publicize all final enforcement orders; (viii) required each insured financial institution to provide its independent auditor with its most recent Report of Condition ("Call Report"); (ix) significantly increased the penalties for failure to file accurate and timely Call Reports; and (x) provided for extensive increases in the amounts and circumstances for assessment of civil money penalties, civil and criminal forfeiture and other civil and criminal fines and penalties.

     CRIME CONTROL ACT OF 1990. The Crime Control Act of 1990 further strengthened the authority of federal regulators to enforce capital requirements, increased civil and criminal penalties for financial fraud, and enacted provisions allowing the FDIC to regulate or prohibit certain forms of golden parachute benefits and indemnification payments to officers and directors of financial institutions.

RISK-BASED CAPITAL GUIDELINES.

     The federal banking agencies have established risk-based capital guidelines. The risk-based capital guidelines include both a new definition of capital and a framework for calculating risk weighted assets by assigning assets and off-balance sheet items to broad credit risk categories. A bank's risk-based capital ratio is calculated by dividing its qualifying capital (the numerator of the ratio) by its risk weighted assets (the denominator of the ratio).

     A bank's qualifying total capital consists of two types of capital components: "core capital elements" (comprising Tier 1 capital) and "supplementary capital elements" (comprising Tier 2 capital). The Tier 1 component of a bank's qualifying capital must represent at least 50% of qualifying total capital and may consist of the following items that are defined as core capital elements: (i) common stockholders' equity; (ii) qualifying noncumulative perpetual preferred stock (including related surplus); and (iii) minority interest in the equity accounts of consolidated subsidiaries. The Tier 2 component of a bank's qualifying total capital may consist of the following items: (i) allowance for loan and lease losses (subject to limitations); (ii) perpetual preferred stock and related surplus (subject to conditions); (iii) hybrid capital instruments (as defined) and mandatory convertible debt securities; and (iv) term subordinated debt and intermediate-term preferred stock, including related surplus (subject to limitations).

     Assets and credit equivalent amounts of off-balance sheet items are assigned to one of several broad risk categories, according to the obligor, or, if relevant, the guarantor or the nature of collateral. The aggregate dollar value of the amount in each category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together, and this sum is the bank's total risk weighted assets that comprise the denominator of the risk-based capital ratio.

     Risk weights for all off-balance sheet items are determined by a two-step process. First, the "credit equivalent amount" of off-balance sheet items such as letters of credit and recourse arrangements is determined, in most cases by multiplying the off-balance sheet item by a credit conversion factor. Second, the credit equivalent amount is treated like any balance sheet asset and generally is assigned to the appropriate risk category according to the obligor, or, if relevant, the guarantor or the nature of the collateral.

     The supervisory standards set forth below specify minimum supervisory ratios based primarily on broad risk considerations. The risk-based ratios do not take explicit account of the quality of individual asset portfolios or the range of other types of risks to which banks may be exposed, such as interest rate, liquidity, market or operational risks. For this reason, banks are generally expected to operate with capital positions above the minimum ratios.

     All banks are required to meet a minimum ratio of qualifying total capital to risk weighted assets of 8%, of which at least 4% should be in the form of Tier 1 capital net of goodwill, and a minimum ratio of Tier 1 capital to risk weighted assets of 4%. The maximum amount of supplementary capital elements that qualifies as Tier 2 capital is limited to 100% of Tier 1 capital net of goodwill. In addition, the combined maximum amount of subordinated debt and intermediate-term preferred stock that qualifies as Tier 2 capital is limited to 50% of Tier 1 capital. The maximum amount of the allowance for loan and lease losses that qualifies as Tier 2 capital is limited to 1.25% of gross risk weighted assets. Allowance for loan and lease losses in excess of this limit may, of course, be maintained, but would not be included in a bank's risk-based capital calculation.

     In addition to the risk-based guidelines, the federal banking agencies require all banks to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a bank rated in the highest of the five categories used by regulators to rate banks, the minimum leverage ratio of Tier 1 capital to total assets is 3%. For all banks not rated in the highest category, the minimum leverage ratio must be at least 4% to 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

     In December, 1993, the federal banking agencies issued an interagency policy statement on the allowance for loan and lease losses which, among other things, establishes certain benchmark ratios of loan loss reserves to classified assets. The benchmark set forth by the policy statement is the sum of: (a) assets classified loss; (b) 50% of assets classified doubtful; (c) 15% of assets classified substandard; and (d) estimated credit losses on other assets over the upcoming twelve months.

     The federal banking agencies have recently revised their risk-based capital rules to take account of concentrations of credit and the risks of non-traditional activities. Concentrations of credit refers to situations where a lender has a relatively large proportion of loans involving one borrower, industry, location, collateral or loan type. Non-traditional activities are considered those that have not customarily been part of the banking business but that start to be conducted as a result of developments in, for example, technology or financial markets. The regulations require institutions with high or inordinate levels of risk to operate with higher minimum capital standards. The federal banking agencies also are authorized to review an institution's management of concentrations of credit risk for adequacy and consistency with safety and soundness standards regarding internal controls, credit underwriting or other operational and managerial areas.

     Further, the banking agencies recently have adopted modifications to the risk-based capital rules to include standards for interest rate risk exposures. Interest rate risk is the exposure of a bank's current and future earnings and equity capital arising from adverse movements in interest rates. While interest rate risk is inherent in a bank's role as financial intermediary, it introduces volatility to bank earnings and to the economic value of the bank. The banking agencies have addressed this problem by implementing changes to the capital standards to include a bank's exposure to declines in the economic value of its capital due to changes in interest rates as a factor that the banking agencies will consider in evaluating an institution's capital adequacy. Bank examiners consider a bank's historical financial performance and its earnings exposure to interest rate movements as well as qualitative factors such as the adequacy of a bank's internal interest rate risk management. The federal banking agencies recently considered adopting a uniform supervisory framework for all institutions to measure and assess each bank's exposure to interest rate risk and establish an explicit capital charge based on the assessed risk, but ultimately elected not to adopt such a uniform framework. Even without such a uniform framework, however, each bank's interest rate risk exposure is assessed by its primary federal regulator on an individualized basis, and it may be required by the regulator to hold additional capital for interest rate risk if it has a significant exposure to interest rate risk or a weak interest rate risk management process.

     Effective April 1, 1995, the federal banking agencies issued rules which limit the amount of deferred tax assets that are allowable in computing a bank's regulatory capital. The standard had been in effect on an interim basis since March, 1993. Deferred tax assets that can be realized for taxes paid in prior carryback years and from future reversals of existing taxable temporary differences are generally not limited. Deferred tax assets that can only be realized through future taxable earnings are limited for regulatory capital purposes to the lesser of: (i) the amount that can be realized within one year of the quarter-end report date; or (ii) 10% of Tier 1 capital. The amount of any deferred tax in excess of this limit would be excluded from Tier 1 capital, total assets and regulatory capital calculations.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991.

     GENERAL. The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was signed into law on December 19, 1991. FDICIA recapitalized the FDIC's Bank Insurance Fund, granted broad authorization to the FDIC to increase deposit insurance premium assessments and to borrow from other sources, and continued the expansion of regulatory enforcement powers, along with many other significant changes.

     PROMPT CORRECTIVE ACTION.   FDICIA established five categories of bank
capitalization: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized" and mandated the establishment of a system of "prompt corrective action" for institutions falling into the lower capital categories. Under FDICIA, banks are prohibited from paying dividends or management fees to controlling persons or entities if, after making the payment the bank would be undercapitalized, that is, the bank fails to meet the required minimum level for any relevant capital measure. Asset growth and branching restrictions apply to undercapitalized banks, which are required to submit acceptable capital plans guaranteed by its holding company, if any. Broad regulatory authority was granted with respect to significantly undercapitalized banks, including forced mergers, growth restrictions, ordering new elections for directors, forcing divestiture by its holding company, if any, requiring management changes, and prohibiting the payment of bonuses to senior management. Even more severe restrictions are applicable to critically undercapitalized banks, those with capital at or less than 2%, including the appointment of a receiver or conservator after 90 days, even if the bank is still solvent.

     The federal banking agencies have promulgated substantially similar regulations to implement this system of prompt corrective action. Under the regulations, a bank shall be deemed to be: (i) "well capitalized" if it has a total risk-based capital ratio of 10.0% or more, has a Tier 1 risk-based capital ratio of 6.0% or more, has a leverage capital ratio of 5.0% or more and is not subject to specified requirements to meet and maintain a specific capital level for any capital measure; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier 1 risk-based capital ratio of 4.0% or more and a leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier 1 risk-based capital ratio that is less than 4.0%, or a leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier 1 risk-based capital ratio that is less than 3.0% or a leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%.

     FDICIA and the implementing regulations also provide that a federal banking agency may, after notice and an opportunity for a hearing, reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category if the institution is in an unsafe or unsound condition or engaging in an unsafe or unsound practice. (The FDIC may not, however, reclassify a significantly undercapitalized institution as critically undercapitalized.)

     OPERATIONAL STANDARDS.   FDICIA also granted the regulatory agencies
authority to prescribe standards relating to internal controls, credit underwriting, asset growth and compensation, among others, and required the regulatory agencies to promulgate regulations prohibiting excessive compensation or fees. Many regulations have been adopted by the regulatory agencies to implement these provisions and subsequent legislation (the Riegal Community Development Act, discussed below) gave the regulatory agencies the option of prescribing the safety and soundness standards as guidelines rather than regulations.

     REGULATORY ACCOUNTING REPORTS.   Each bank with $500 million or more in
assets is required to submit an annual report to the FDIC, as well as any other federal banking agency with authority over the bank, and any appropriate state banking agency. This report must contain a statement regarding management's responsibilities for: (i) preparing financial statements; (ii) establishing and maintaining adequate internal controls; and (iii) complying with applicable laws and regulations. In addition to having an audited financial statement by an independent accounting firm on an annual basis, the accounting firm must determine and report as to whether the financial statements are presented fairly and in accordance with generally accepted accounting principles and comply with other requirements of the applicable federal banking authority. In addition, the accountants must attest to and report to the regulators separately on management's compliance with internal controls.

     TRUTH IN SAVINGS.   FDICIA further established a new truth in savings
scheme, providing for clear and uniform disclosure of terms and conditions on which interest is paid and fees are assessed on deposits. The FRB's Regulation DD, implementing the Truth in Savings Act, became effective June 21, 1993.

     BROKERED DEPOSITS.   Effective June 16, 1992, FDICIA placed restrictions on
the ability of banks to obtain brokered deposits or to solicit and pay interest rates on deposits that are significantly higher than prevailing rates. FDICIA provides that a bank may not accept, renew or roll over brokered deposits unless: (i) it is "well capitalized"; or (ii) it is adequately capitalized and receives a waiver from the FDIC permitting it to accept brokered deposits paying an interest rate not in excess of 75 basis points over certain prevailing market rates. FDIC regulations define brokered deposits to include any deposit obtained, directly or indirectly, from any person engaged in the business of placing deposits with, or selling interests in deposits of, an insured depository institution, as well as any deposit obtained by a depository institution that is not "well capitalized" for regulatory purposes by offering rates significantly higher (generally more than 75 basis points) than the prevailing interest rates offered by depository institutions in such
institution's normal market area.   In addition to these restrictions on
acceptance of brokered deposits, FDICIA provides that no pass-through deposit insurance will be provided to employee benefit plan deposits accepted by an institution which is ineligible to accept brokered deposits under applicable law and regulations.

     LENDING. New regulations have been issued in the area of real estate lending, prescribing standards for extensions of credit that are secured by real property or made for the purpose of the construction of a building or other improvement to real estate. In addition, the aggregate of all loans to executive officers, directors and principal shareholders and related interests may now not exceed 100% (200% in some circumstances) of the depository institution's capital.

     STATE AUTHORIZED ACTIVITIES.   The new legislation also created
restrictions on activities authorized under state law. FDICIA generally restricts activities through subsidiaries to those permissible for national banks, unless the FDIC has determined that such activities would pose no risk to the insurance fund of which it is a member and the bank is in compliance with applicable regulatory capital requirements, thereby effectively eliminating real estate investment authorized under California law, and provided for a five-year divestiture period for impermissible investments. Insurance activities were also limited, except to the extent permissible for national banks.

RIEGLE COMMUNITY DEVELOPMENT AND REGULATORY IMPROVEMENT ACT OF 1994.

     The Riegle Community Development and Regulatory Improvement Act of 1994 (the "1994 Act"), which has been viewed as the most important piece of banking legislation since the enactment of FDICIA, was signed into law on September 23, 1994. In addition to providing funding for the establishment of a Community Development Financial Institutions Fund (the "Fund"), which provides assistance to new and existing community development lenders to help to meet the needs of low- and moderate-income communities and groups, the 1994 Act mandated changes to a wide range of banking regulations. These changes included modifications to the publication requirements for Call Reports, less frequent regulatory examination schedules for small institutions, small business and commercial real estate loan securitization, amendments to the money laundering and currency transaction reporting requirements of the Bank Secrecy Act, clarification of the coverage of the Real Estate Settlement Procedures Act for business, commercial and agricultural real estate secured transactions, amendments to the national flood insurance program, and amendments to the Truth in Lending Act to provide greater protection for consumers by reducing discrimination against the disadvantaged.

     The "Paperwork Reduction and Regulatory Improvement Act," Title III of the 1994 Act, required the federal banking agencies to consider the administrative burdens that new regulations will impose before their adoption and requires a transition period in order to provide adequate time for compliance. This Act also requires the federal banking agencies to work together to establish uniform regulations and guidelines as well as to work together to eliminate duplicative or unnecessary requests for information in connection with applications or notices. This act reduces the frequency of examinations for well-rated institutions, simplifies the quarterly Call Reports and eliminated the requirement that financial institutions publish their Call Reports in local newspapers. This Act also established an internal regulatory appeal process and independent ombudsman to provide a means for review of material supervisory
determinations.   The Paperwork Reduction and Regulatory Improvement Act also amended the Bank Holding Company Act and Securities Act of 1933 to simplify the formation of bank holding companies.

     Title IV of the 1994 Act amended the Bank Secrecy Act by reducing the reporting requirements imposed on financial institutions for large currency transactions, expanding the ability of financial institutions to provide exemptions to the reporting requirements for businesses that regularly deal in large amounts of currency, and providing for the delegation of civil money penalty enforcement from the Treasury Department to the individual federal banking agencies.

SAFETY AND SOUNDNESS STANDARDS.

     In July, 1995, the federal banking agencies adopted final guidelines establishing standards for safety and soundness, as required by FDICIA and the 1994 Act. The guidelines set forth operational and managerial standards relating to internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth and compensation, fees and benefits. Guidelines for asset quality and earnings standards will be adopted in the future. The guidelines establish the safety and soundness standards that the agencies will use to identify and address problems at insured depository institutions before capital becomes impaired. If an institution fails to comply with a safety and soundness standard, the appropriate federal banking agency may require the institution to submit a compliance plan. Failure to submit a compliance plan or to implement an accepted plan may result in enforcement action.

     The federal banking agencies issued regulations prescribing uniform guidelines for real estate lending. The regulations require insured depository institutions to adopt written policies establishing standards, consistent with such guidelines, for extensions of credit secured by real estate. The policies must address loan portfolio management, underwriting standards and loan to value limits that do not exceed the supervisory limits prescribed by the regulations.

     Appraisals for "real estate related financial transactions" must be conducted by either state certified or state licensed appraisers for transactions in excess of certain amounts. State certified appraisers are required for all transactions with a transaction value of $1,000,000 or more; for all nonresidential transactions valued at $250,000 or more; and for "complex" 1-4 family residential properties of $250,000 or more. A state licensed appraiser is required for all other appraisals. However, appraisals performed in connection with "federally related transactions" must now comply with the agencies' appraisal standards. Federally related transactions include the sale, lease, purchase, investment in, or exchange of, real property or interests in real property, the financing or refinancing of real property, and the use of real property or interests in real property as security for a loan or investment, including mortgage-backed securities.

CONSUMER PROTECTION LAWS AND REGULATIONS

     The bank regulatory agencies are focusing greater attention on compliance with consumer protection laws and their implementing regulations. Examination and enforcement have become more intense in nature, and insured institutions have been advised to monitor carefully compliance with various consumer protection laws and their implementing regulations. BKLA is subject to many federal consumer protection laws and their regulations including, but not limited to, the Community Reinvestment Act (the "CRA"), the Truth in Lending Act (the "TILA"), the Fair Housing Act (the "FH Act"), the Equal Credit Opportunity Act (the "ECOA"), the Home Mortgage Disclosure Act ("HMDA"), and the Real Estate Settlement Procedures Act ("RESPA").

     The CRA, enacted into law in 1977, is intended to encourage insured depository institutions, while operating safely and soundly, to help meet the credit needs of their communities. The CRA specifically directs the federal bank regulatory agencies, in examining insured depository institutions, to assess their record of helping to meet the credit needs of their entire community, including low- and moderate-income neighborhoods, consistent with safe and sound banking practices. The CRA further requires the agencies to take a financial institution's record of meeting its community credit needs into account when evaluating applications for, among other things, domestic branches, consummating mergers or acquisitions, or holding company formations.

     The federal banking agencies have adopted regulations which measure a bank's compliance with its CRA obligations on a performance-based evaluation system. This system bases CRA ratings on an institution's actual lending service and investment performance rather than the extent to which the institution conducts needs assessments, documents community outreach or complies with other procedural requirements. The FDIC has rated the Bank "satisfactory" in complying with its CRA obligations. The ratings range from "outstanding" to a low of "substantial noncompliance."

     The ECOA, enacted into law in 1974, prohibits discrimination in any credit transaction, whether for consumer or business purposes, on the basis of race, color, religion, national origin, sex, marital status, age (except in limited circumstances), receipt of income from public assistance programs, or good faith exercise of any rights under the Consumer Credit Protection Act. In March, 1994, the Federal Interagency Task Force on Fair Lending issued a policy statement on discrimination in lending. The policy statement describes the three methods that federal agencies will use to prove discrimination: overt evidence of discrimination, evidence of disparate treatment and evidence of disparate impact. This means that if a creditor's actions have had the effect of discriminating, the creditor may be held liable -- even when there is no intent to discriminate.

     The FH Act, enacted into law in 1968, regulates may practices, including making it unlawful for any lender to discriminate in its housing-related lending activities against any person because of race, color, religion, national origin, sex, handicap, or familial status. The FH Act is broadly written and has been broadly interpreted by the courts. A number of lending practices have been found to be, or may be considered, illegal under the FH Act, including some that are not specifically mentioned in the FH Act itself. Among those practices that have been found to be, or may be considered, illegal under the FH Act are: declining a loan for the purposes of racial discrimination; making excessively low appraisals of property based on racial considerations; pressuring, discouraging, or denying applications for credit on a prohibited basis; using excessively burdensome qualifications standards for the purpose or with the effect of denying housing to minority applicants; imposing on minority loan applicants more onerous interest rates or other terms, conditions or requirements; and racial steering, or deliberately guiding potential purchasers to or away from certain areas because of race.

     The TILA, enacted into law in 1968, is designed to ensure that credit terms are disclosed in a meaningful way so that consumers may compare credit terms
more readily and knowledgeably.   As a result of the TILA, all creditors must
use the same credit terminology and expressions of rates, the annual percentage rate, the finance charge, the amount financed, the total payments and the payment schedule.

     HMDA, enacted into law in 1975, grew out of public concern over credit shortages in certain urban neighborhoods. One purpose of HMDA is to provide public information that will help show whether financial institutions are serving the housing credit needs of the neighborhoods and communities in which they are located. HMDA also includes a "fair lending" aspect that requires the collection and disclosure of data about applicant and borrower characteristics as a way of identifying possible discriminatory lending patterns and enforcing anti-discrimination statutes. HMDA requires institutions to report data regarding applications for one-to-four family loans, home improvement loans, and multifamily loans, as well as information concerning originations and purchases of such types of loans. Federal bank regulators rely, in part, upon data provided under HMDA to determine whether depository institutions engage in discriminatory lending practices.

     RESPA, enacted into law in 1974, requires lenders to provide borrowers with disclosures regarding the nature and costs of real estate settlements. Also, RESPA prohibits certain abusive practices, such as kickbacks, and places limitations on the amount of escrow accounts.

     Violations of these various consumer protection laws and regulations can result in civil liability to the aggrieved party, regulatory enforcement including civil money penalties, and even punitive damages.

CONCLUSION

     As a result of the recent federal and California legislation, there has been a competitive impact on commercial banking in general and the business of BKLA in particular. There has been a lessening of the historical distinction between the services offered by banks, savings and loan associations, credit unions, and other financial institutions, banks have experienced increased competition for deposits and loans which may result in increases in their cost of funds, and banks have experienced increased costs. Further, the federal banking agencies have increased enforcement authority over banks and their directors and officers.

     Future legislation is also likely to impact BKLA's business. Consumer legislation has been proposed in Congress which may require banks to offer basic, low-cost, financial services to meet minimum consumer needs. Various proposals to restructure the federal bank regulatory agencies are currently pending in Congress, some of which include proposals to expand the ability of banks to engage in previously prohibited businesses. Further, the regulatory agencies have proposed and may propose a wide range of regulatory changes, including the calculation of capital adequacy and limiting business dealings with affiliates. These and other legislative and regulatory changes may have the impact of increasing the cost of business or otherwise impacting the earnings of financial institutions. However, the degree, timing and full extent of the impact of these proposals cannot be predicted.

     IMPACT OF MONETARY POLICIES. Banking is a business which depends on rate differentials. In general, the difference between the interest rate paid by BKLA on its deposits and its other borrowings and the interest rate earned by BKLA on loans, securities and other interest-earning assets comprises the major source of BKLA's earnings. These rates are highly sensitive to many factors which are beyond the control of BKLA and, accordingly, the earnings and growth of BKLA are subject to the influence of economic conditions generally, both domestic and foreign, including inflation, recession, and unemployment; and also to the influence of monetary and fiscal policies of the United States and its agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policy, such as seeking to curb inflation and combat recession, by its open-market dealings in United States government securities, by adjusting the required level of reserves for financial institutions subject to reserve requirements, by placing limitations upon savings and time deposit interest rates, and through adjustments to the discount rate applicable to borrowings by banks which are members of the Federal Reserve System. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments, and deposits and also affect interest rates. The nature and timing of any future changes in such policies and their impact on BKLA cannot be predicted; however, depending on the degree to which BKLA's interest-earning assets and interest-bearing liabilities are rate sensitive, increases in rates have a temporary effect of increasing BKLA's net interest margin, while decreases in interest rates have the opposite effect.

     In addition, adverse economic conditions could make a higher provision for loan losses prudent and could cause higher loan charge-offs, thus adversely affecting BKLA's net income.

YEAR 2000 IMPACT

     Many computer systems will not properly recognize date sensitive information when the date changes to the year 2000. Computer systems that do not properly recognize the year 2000 could generate erroneous data or cause the system to fail. Those computer systems will have to be modified or replaced prior to the year 2000 in order to remain functional.

     During 1997, BKLA began the process of identifying and addressing the issues surrounding the year 2000 and its impact on the bank's operations. That process continued through 1997 during which BKLA conducted a comprehensive review of its computer systems to identify applications that would be effected by the year 2000 issue and the bank developed an implementation plan to bring the BKLA's systems into compliance prior to the year 2000. BKLA's compliance program includes review of bank-wide computer processing systems as well as review of third party vendors' interface systems and review of large corporate borrowers' systems. During 1997, BKLA completed the assessment phase of its program and anticipates, completion of the implementation and beginning the validation of hardware and software upgrades, system replacements, vendor certifications and other associated changes in 1998. BKLA anticipates final implementation and validation will occur in early 1999, with final certification of all internal systems by no later than the second half of 1999. Simultaneously, BKLA will be evaluating the impact of year 2000 compliance on large corporate customers as well as all third party vendors.

     BKLA expects to implement successfully the systems and programming changes necessary to address the year 2000 issue and does not believe that the costs of such actions will have a material effect on it's results of operations or financial condition. There can be no assurance, however, that there will not be a delay in, or increased costs associated with, the implementation of such changes, and BKLA's inability to implement such changes could have an adverse effect on future results of operations. Similarly, there can be no assurance that third party vendors' systems will be year 2000 compliant and, consequently, BKLA could incur incremental costs to convert to other vendors.

EMPLOYEES

     At December 31, 1997, BKLA employed 128 persons. Management believes the relations with its employees are good. BKLA is not a party to any collective bargaining agreement.

INTELLECTUAL PROPERTY

     BKLA holds no patents, trademarks, licenses (other than licenses required to be obtained from appropriate bank regulatory agencies), franchises or concessions which are of material importance to its business.

RESEARCH AND DEVELOPMENT

     BKLA has not engaged in any material research activities relating to the development of new services or the improvement of existing banking services during the past two fiscal years. During that time, however, BKLA directors, officers and employees have continually engaged in marketing activities, including the evaluation and development of new services, in order to maintain and improve BKLA's competitive position in its primary service area. The cost of these activities cannot be calculated with any degree of certainty. BKLA has no present plans to introduce a new product or line of business which would require the investment of a material amount of BKLA's total assets.

ENVIRONMENTAL REGULATION

     Compliance with federal, state, and local regulations regarding the discharge of materials into the environment may have a substantial effect on the level of capital expenditures, earnings, and competitive position of BKLA in the event of lender liability or environmental lawsuits. Under Federal law, liability for environmental damage and the cost of cleanup may be imposed upon any person or entity who is an "owner" or "operator" of contaminated property. State law provisions, which were modeled after Federal law, are substantially similar. Congress established an exemption under Federal law for lenders from "owner" and/or "operator" liability, which provided that the "owner" and/or "operator" do not include "a person, who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest in the vessel or facility." The wording of this exemption was subject to conflicting interpretations among the Federal courts and therefore generated uncertainty within the financial and lending communities, particularly with regard to the extent which a secured creditor could undertake activities to oversee the affairs of the borrower without "participating in the management" of a facility. In order to resolve any uncertainty, Congress enacted the Asset Conservation, Lender Liability and Deposit Insurance Protection act, effective September 30, 1996, to clarify that a lender is not considered to participate in the management of a facility unless it (i) exercises decision making control over the borrower's environmental compliance such that the lender has undertaken responsibility for the borrower's hazardous substance handling of disposal practices, or (ii) exercises control at a level comparable to a manager, such that the lender has assumed liability for the overall management of the borrower's enterprise encompassing day-to-day decision making regarding (a) environmental compliance, or (b) substantially all of the operational (not financial) aspects of the borrower's enterprise other than environmental compliance. California also enacted "lender liability" legislation in 1996 which includes provisions similar to federal law.

     BKLA's policy requires that all loans secured by commercial real estate be evaluated for toxic risk. The evaluation ranges from in-house review of prior uses of the property to environmental evaluations performed on a fee basis by outside consultants.

     In the event BKLA was held liable as an owner or operator of a toxic property, it could be responsible for the entire cost of environmental damage and cleanup. Such an outcome could have a material adverse effect on BKLA's financial condition depending upon the amount of liability assessed and the amount of cleanup required.

     As a result of the adoption of comprehensive federal, state and local environmental regulations, the costs of doing business has substantially increased for banks in general. The exact nature of these costs has not been identified by BKLA, but they have had an impact on the operations and profitability of BKLA over the past year.

ITEM 2  -  PROPERTIES

     BKLA's corporate office and West Hollywood branch is located at 8901 Santa Monica Boulevard, West Hollywood, California on the corner of San Vicente Boulevard. The building is highly visible from the street and centrally located. The corporate office is upstairs and the branch is downstairs with frontal and rear access and 6,932 square feet of interior space. The two story building has off-street parking for customers and employees. Current monthly lease payments are $15,000. The lease expires June 30, 2002 with three five year options to extend.

     The Beverly Hills branch office is located in the "golden triangle" at 9601 Wilshire Boulevard, Beverly Hills, California. The branch has 20,886 square feet of which 12,628 is subleased to a major brokerage firm at $25,869 per month until January 31, 2003. The terms of the lease call for monthly payments of $20,962 up to June 30, 2007. Current common area expenses are $8,883, for total monthly payments of $29,845, less rental income of $25,869, for net costs of $3,976 for 8,258 square feet of retail space or $0.48 per square foot. BKLA has two-ten year options of contractual payments of $24,106 up to June 30, 2017 and $27,722 monthly payments up to June 30, 2027. The lease payments have been capitalized. Cash of $2,000,000 paid to assume the lease is presented as an intangible asset and has been amortized to net book value of $1,559,000.

     The Beverly Hills West branch office is adjacent to Century City at 9944 Santa Monica Boulevard, Beverly Hills, California. This location has 18,124 square feet and is used both for branch and back office operations. Monthly lease payments are $36,038, and the lease expires January 31, 1999.

     The Encino branch office is located at 16861 Ventura Boulevard, Encino, California. Ventura Boulevard is the main business street running through the San Fernando Valley. The branch on the ground floor in a building with high visibility on four sides. Contractual monthly lease payments are $23,120 to February 28, 1999 and increase to $23,652, $24,195 and $24,751 on the anniversary dates of February 28, 1999, 2000, and 2001, respectively.

     The Glendale office is located at 701 North Brand Boulevard, Glendale, California. The branch occupies 3,184 square feet. Monthly lease payments are $6,527, and the lease expires June 30, 2002.

     The Culver City branch office is located at 5399 Sepulveda Boulevard, Culver City, California and contains approximately 6,160 square feet of interior space. The building is located at the corners of Sepulveda and Sawtelle Boulevards. The branch has parking for both customers and employees. The lease expires October 31, 1999. Monthly lease payments are $14,969. Certain areas of the branch have been identified by the landlord as having material containing asbestos. The materials have been rated as in good condition.

ITEM 3 - LEGAL PROCEEDINGS

     BKLA is not party to any material pending or threatened legal proceedings, other than ordinary routine litigation incidental to its business.

ITEM 4 - SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     None to report.

                                      PART II


ITEM 5 - MARKET FOR BKLA'S COMMON STOCK AND RELATED SECURITY HOLDER
    MATTERS

     Effective July 29, 1996, BKLA's Common Stock began trading on the Nasdaq National Stock Market under the symbol "BKLA".

     Prior to July 29, 1996 BKLA stock was traded on a very limited basis on the over-the-counter market through various brokerage firms under the symbol "BKLA". The current market makers for BKLA's stock are GBS Financial Corporation, Herzog, Lleine, Gedold, Inc., Hoefer & Arnett, Incorporated, Wedbush Morgan Securities, Inc. and Black & Company, Inc. The source of the data in the following table is Burford Capital for the quarter ended March 31, 1996 and the quarter ended June 30, 1996; and Nasdaq for the quarters ended September 30, 1996 through December 31, 1997.

MARKET FOR BKLA'S COMMON STOCK

                                              SALES PRICE
------------------------------------   -----------------------    ---------
           QUARTER ENDED,                HIGH          LOW           VOLUME
------------------------------------   ---------    ----------    ---------
 March 31, 1996                        $  6.00      $  4.00         53,200

 June 30, 1996                         $  6.75      $  5.75         56,000

 September 30, 1996                    $  6.63      $  5.75         98,627

 December 31, 1996                     $  6.75      $  5.75         82,482

 March 31, 1997                        $  8.38      $  6.38        114,758

 June 30, 1997                         $  8.00      $  6.63        263,667

 September 30, 1997                    $ 12.00      $  7.50        403,674

 December 31, 1997                     $ 15.63      $ 10.75        871,656


     BKLA has not declared any cash dividends during its existence. At January 15, 1998, there were approximately 1,785 shareholders of record.

ITEM 6 - BKLA SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data should be read in conjunction with BKLA's financial statements and related notes and with "BANK OF LOS ANGELES -- MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere and incorporated by reference herein. The selected balance sheets at December 31, 1997 and 1996, and statement of operations data presented below as for the years ended December 31, 1997, 1996, and 1995 are derived from the financial statements of BKLA included elsewhere herein, which financial statements of BKLA have been audited by Vavrinek, Trine, Day & Co., LLP, independent accountants. The selected balance sheets at December 31, 1995, 1994 and 1993 and statements of operations data for the years ended December 31, 1994 and 1993 presented are derived from the financial statements of BKLA not included elsewhere herein. The financial information included below and elsewhere herein prior to October 1, 1995 are consolidated financial statements of BKLA and BKLA Bancorp of which BKLA was the sole subsidiary until October 23, 1995, at which time BKLA Bancorp merged with and into Bank of Los Angeles.

                                                                 At  or For the Year Ended December 31,
                                                    --------------------------------------------------------------
     (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)        1997         1996        1995        1994         1993
                                                    ------------  -----------  ---------    --------    ----------
 Operational Data

   Interest income                                   $  14,854    $  10,561    $  6,819     $ 5,794     $  7,092

   Interest expense                                      3,931        3,087       1,852       1,758        2,262

   Net interest income                                  10,923        7,474       4,967       4,036        4,830

   Provision (credit) for credit losses                    410          750        (311)        ---        1,953

   Non-interest income                                   1,388        1,037         878         923        1,725

   Non-interest expense                                  8,542        6,760       5,510       6,171        6,915

   Income tax credit                                     (372)          ---         ---         ---          ---

   Net income (loss)                                 $   3,731    $   1,001    $    646     $(1,212)    $ (2,313)

   Net income (loss) per common share                $    1.16    $    0.46    $   0.63     $ (4.85)    $  (9.25)

   Net income (loss) per share , diluted             $    1.00    $    0.40    $   0.51     $ (4.85)    $  (9.25)

 Financial Condition Data

   Total assets                                      $ 272,033    $ 130,705    $129,745     $80,507     $ 98,992

   Total deposits                                      238,012      115,596     114,850      74,471       91,388

   Total loans                                         142,633       72,266       66,021     38,114       50,760

   Allowance for credit losses                           2,819        1,682       2,358       1,633        2,478

   Total shareholders' equity                           31,054       12,632      11,991       3,817        5,502

   Capital lease obligation                              1,849        1,842       1,836       1,830        1,827

   Cash dividends declared per common stock                ---          ---         ---         ---          ---

   Book value per  common share                      $    6.54    $    5.75    $   5.46     $ 15.25     $  22.00

 Asset Quality

   Non-accrual loans                                 $   4,265    $   2,794    $  1,418     $   838     $  3,619

   Classified loans                                      8,904        4,319        5,251      4,594       12,438


                                                      22


                                                              At  or For the Year Ended December 31,
                                                            -------------------------------------------
                                                              1997     1996    1995    1994     1993
                                                            --------  ------- ------- -------  --------
 Financial Ratios:

   Net income (loss) to average total shareholders' equity    21.1%     8.1%     8.7%  (26.0)%  (32.3)%

   Net yield on average earning assets                         9.1%     9.1%     9.1%     7.2%    7.1%

   Non-interest expense to average assets                      4.7%     5.3%     6.6%     6.9%    6.9%

   Allowance for credit losses to total loans                  2.0%     2.3%     3.6%     4.3%    4.9%

   Net charge-offs to average total loans                      1.1%     2.1%     0.2%     2.0%    3.5%

   Non-accruing loans and real estate owned to total
   loans and real estate owned                                 4.0%     4.6%     2.9%     2.2%    9.0%

   Non-accruing loans to total loans                           3.0%     3.9%     2.1%     2.2%    9.0%

   Allowance for credit losses to non-accruing loans          66.1%    60.2%   166.3%   194.9%   54.4%

   Non-accruing loans and real estate owned to
   shareholders' equity and allowance for credit losses       16.9%    23.3%    13.5%   153.4%   57.0%

   Shareholders' equity to total assets                       11.4%     9.7%     9.2%     4.7%    5.6%

   Tier 1 capital to total average assets (1)                  8.9%     7.8%     7.1%     3.0%    3.6%

   Tier 1 capital to total risk weighted assets               13.3%    12.1%    11.9%     6.0%    6.5%

   Total capital to total risk weighted assets                14.6%    13.4%    13.1%     7.3%    7.8%

--------------------------
(1) Total assets at December 31, 1997 were used as a number more indicative of the capital ratio for BKLA, due to Culver National Bank merger at December 31, 1997.

ITEM 7 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF BANK OF LOS ANGELES

     LIQUIDITY. Federal funds sold and investments in debt securities are the primary sources from which BKLA meets its liquidity needs. Cash and due from banks is used to maintain balances required by the Federal Reserve Bank and to honor presentation of checks. Federal funds sold, investments, cash and due from banks, less securities pledged, represent BKLA's net liquid assets. Net liquid assets were $109,137,000 and $48,285,000 at December 31, 1997, and 1996,
respectively. One measure of liquidity is net liquid assets to total deposits, which was 45.9% and 41.8% at December 31, 1997 and 1996, respectively. Another measure of liquidity is the ratio of loans to deposits, which was 59.9% and 61.1% at December 31, 1997 and 1996, respectively.

     At December 31, 1997, securities available-for-sale were $12,295,000 and securities held-to-maturity were $48,138,000. Held-to-maturity securities include $8,000,000 transferred from available-for-sale. Held-to-maturity securities by their definition cannot be sold. As such, the source of liquidity from these securities is from either maturities and return of principal or the availability of borrowing based on the pledge of these securities.

     CAPITAL RESOURCES. On March 31, 1995, BKLA received a capital infusion of $3,440,000, net of costs, for 946,352 shares of BKLA common stock and 473,176 warrants. On November 30, 1995 as a result of a rights offering to all shareholders of record at October 25, 1995, 651,325 shares of BKLA common stock and 217,160 warrants were issued for proceeds of $2,086,000, net of costs. Each warrant issued in both the capital infusion and rights offering entitled the holder to purchase one share of BKLA common stock for $3.75 and will expired December 1, 1998.

     Subsequent to the capital infusion, BKLA has acquired three financial institutions through the issuance of shares of BKLA common stock in exchange for common stock shares of the acquired institutions. On November 15, 1995, BKLA acquired World Trade Bank ("WTB") for 346,325 shares of BKLA common stock valued at $1,385,000, net of costs. On April 1, 1997, BKLA acquired American West Bank ("AWB") for 1,367,493 shares of BKLA common stock valued at $5,926,000, net of costs. On December 31, 1997 BKLA acquired Culver National Bank ("CNB") for 1,155,326 shares of BKLA common stock valued at $8,466,000, net of costs.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

     In the year 1997, BKLA acquired two financial institutions, both of which were accounted for as purchase transactions. On April 1, 1997, BKLA acquired AWB which had $67,291,000 in total assets and two branch offices. On December 31, 1997, BKLA acquired CNB which had $56,944,000 in total assets and one branch office. The results of operations of AWB are included with those of BKLA subsequent to April 1, 1997. Due to the effective date of the CNB acquisition, the results of operations of CNB are not included with those of BKLA in the year ending December 31, 1997. The balance sheets of BKLA at December 31, 1997 do include the assets and liabilities of both AWB and CNB. As a result, total assets at December 31, 1997 were $272,033,000, an increase of $141,328,000 or 108%, compared to $130,705,000 at December 31, 1996.

     Factors considered by management in the acquisitions were; increased operational efficiencies from a larger asset base, opportunities to decrease non-interest expense and the opportunity to increase net interest income through increased earning assets. Net interest income before provision for loan losses for the year ended December 31, 1997 was $10,923,000, an increase of $3,449,000 or 46% compared to year ended December 31, 1996. Net interest income before provision for loan losses for the year ended December 31, 1997 was derived from total interest income of $14,854,000 less total interest expense of $3,931,000.

     Total interest income includes interest and fee income on loans and interest income from investments and federal funds sold. Interest income and fee income on loans for the year ended December 31, 1997 was $11,229,000, an increase of $3,527,000 or 46%, compared to $7,702,000 for the year ended December 31, 1996. The increase is due primarily from growth in loans receivable. Total loans receivable at December 31, 1997 were $142,633,000, an increase of $70,367,000 or 97%, compared to $72,266,000 at December 31, 1996.
Loans receivable on an average balance for the year 1997 were $101,433,000, an increase of $32,387,000 or 46%, compared to an average for the year 1996 of $69,046,000. The increase of average loans for the year 1997 is due primarily to loans acquired from AWB on April 1, 1997, which subsequent to that date contributed interest on loans receivable for the year ended December 31, 1997. Loans acquired from CNB were on December 31, 1997 and did not contribute to loan receivable interest income for the year ended December 31, 1997. The average rate of interest earned on loans receivable was 11.1% and 11.2% for the years ended December 31, 1997 and 1996, respectively.

     Interest income on investment securities was $2,731,000 for the year ended December 31, 1997, an increase of $723,000 or 36%, compared to $2,008,000 for the year ended December 31, 1996. Total investment securities, both available-for-sale and held-to-maturity, were $60,433,000 and $22,126,000 at December 31, 1997 and 1996, respectively. Investment securities on an average balance were $46,036,000 for the year 1997, an increase of $15,987,000 or 53% compared to an average balance of $30,049,000 for the year 1996. Interest earned on investment securities increased primarily due to the acquisition of securities from AWB on April 1, 1997. This increase was partially offset by decrease in the rate of interest earned on investment securities. The average rate of interest earned on investment securities was 5.9% and 6.7% for the years ended December 31, 1997 and 1996, respectively.

     Interest income on federal funds sold for the year ended December 31, 1997 was $893,000, an increase of $54,000 or 6%, compared to $839,000 for the year ended December 31, 1996. Federal funds sold were $29,555,000 and $22,000,000 at December 31, 1997 and 1996, respectively. Federal funds sold on an average balance were $16,246,000 and $16,152,000 for the years ended December 31, 1997 and 1996, respectively. The averge rate of interest earned on Federal Funds sold was 5.5% and 5.2% for the years ended December 31, 1997 and 1996, respectively.

     Total interest expense was $3,931,000 for the year ended December 31, 1997, an increase of $844,00 or 27%, compared to $3,087,000 for the year ended December 31, 1996. Total interest expense includes interest expense on deposits and interest expense on an obligation from a capital lease.

     Interest expense on deposits was $3,673,000 for the year ended December 31, 1997, an increase of $843,000 or 30%, compared to $2,830,000 for the year ended December 31, 1996. Total interest bearing deposits were $152,790,000 at December 31, 1997, an increase of $77,322,000 or 102%, compared to $75,468,000 at December 31, 1996. Interest bearing deposit balances on an average for the year 1997 were $100,950,000, an increase of $24,381,000 or 32%, compared to an average of $76,569,000 for the year 1996. The average rate paid on interest bearing deposits was 3.6% and 3.7% for the years ended December 31, 1997 and 1996, respectively.

     Interest expense on the capital lease obligation was $258,000 and $257,000 for the years ended December 31, 1997 and 1996, respectively. The capital lease obligation was $1,846,000 and $1,839,000 at December 31, 1997 and 1996,
respectively. The interest rate paid on the capital lease obligation was 14.0% for the years ended December 31, 1997 and 1996.

     Net interest income after provision for credit losses was $10,513,000, an increase of $ 3,789,000 or 56%, compared to $6,724,000 for the year ended December 31, 1996. The provision for credit losses was $410,000 for the year ended December 31, 1997, a decrease of $340,000 or 45%, compared to $750,000 for the year ended December 31, 1996.

     Non-interest income for the year ended December 31, 1997 was $1,388,000 an increase of $351,000 or 34% compared to $1,037,000 for the year ended December 31, 1997. Non-interest income is derived primarily fees and charges on demand deposit accounts and merchant discount income. The increase is due primarily to the addition of two branches and their associated deposits from the AWB acquisition. CNB deposits were acquired on December 31, 1997 and did not contribute to fees and charges on demand accounts. Demand deposit were $85,222,000 at December 31, 1997, an increase of $45,094,000 or 112%, compared to $40,128,000 at December 31, 1996. Demand deposits on an average for the year 1997 were $59,590,000, an increase of $24,964,000 or 72%.
Included in non-interest income is gain or loss on sale of assets. No gains or loss on sale of assets was incurred in the year ended December 31, 1997. Loss on sale of securities of $5,000 was realized in the year ended December 31, 1996.

     Total non-interest expense for the year ended December 31, 1997 was $8,542,000, an increase of $1,782,000 or 26%, compared to the year ended December 31, 1996. Total non-interest expense includes employee compensation, occupancy, professional services, goodwill, amortization, core deposit amortization and other. Expenses for employee compensation for the year ended December 31, 1997 were $4,802,000, an increase of $1,394,000 or 41% compared to $3,408,000 for the year ended December 31, 1996. The increase was due primarily to the addition of staff from the AWB acquisition and severance packages to personnel laid off as a result of the acquisition. Occupancy expense was $1,778,000 for the year ended December 31, 1997, an increase of $472,000 or 36% compared to $1,306,000 for the year ended December 31, 1996. The increase in occupancy expense was due primarily to rental payments on the two branches acquired from AWB. Expenses for professional services were $382,000 for the year ended December 31, 1997, a decrease of $90,000 or 19% compared to $472,000 for the year ended December 31, 1996. Goodwill and core deposit amortization was $246,000 and $250,000 for the years ended December 31, 1997 and 1996, respectively. Other expense was $1,334,000 for the year ended December 31, 1997, an increase of $10,000 compared to $1,324,000 for the year ended December 31, 1996.

     The utilization of federal income tax operating losses of prior years resulted in a net credit of income tax expense of $372,000 for the year ended 1997 and no provision for income tax expense for the year ended December 31, 1996. In 1997, use of operating losses of prior years allowed $3,200,000 income to be recognized without a provision for federal income taxes. Operating losses carried forward from prior years was applied for 1998, recognizing the benefit as a tax credit of $463,000 in 1997. This tax credit was partially offset by a provision to state income tax of $91,000.

     Net income for the year ended December 31, 1997 was $3,731,000, an increase of $2,730,000 or 273%, compared to $1,001,000 for the year ended December 31, 1996. Earnings per common share were $1.16 for the year 1997, an increase of $0.70 or 154% compared to $0.46 for the year 1996. Earnings per common share assuming dilution were $1.00, an increase of $0.60 or 147%, compared to $0.40 for the year 1996. Return on average equity was 21.1% and 8.1% for the years ended December 31, 1997 and 1996, respectively. Return on average assets was 2.1% and 0.8% for the years ended December 31, 1997 and 1996, respectively.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996 COMPARED TO THE YEAR ENDED DECEMBER 31, 1995

     On October 23, 1995, BKLA merged with its parent corporation BKLA Bancorp ("Bancorp"), eliminating the bank holding company. The merger resulted in one share of BKLA's common stock issued for every five shares of Bancorp stock. All share amounts have been adjusted to reflect the one-for-five reverse stock split.

     Purchase accounting was used for the World Trade Bank acquisition on November 15, 1995. Income and expense items attributable to the former World Trade Bank branch are included in the statements of income from November 15, 1995, but are excluded prior to that date. As a result, increases in income and expense line items on the results of operations for the year ended December 31, 1996 compared to the year ended December 31, 1995 are primarily due to the acquisition of World Trade Bank.

     BKLA's net income for the year 1996 was $1,001,000 compared to net income for the year 1995 or $646,000, an increase of $355,000 or 55%. Earnings per common share, assuming dilution, was $0.40 per share for the year ended December 31, 1996 compared to $0.51 for the year ended December 31, 1995.
Earnings per common share was $0.46 and 0.63 for the years ended December 31, 1996 and 1995, respectively.

     Total interest income for the year ended December 31, 1996 was $10,561,000, compared to $6,819,000 for the year ended December 31, 1995, an increase of $3,742,000 or 55%. The average yield on interest earning assets was 9.1% for the years 1996 and 1995. The increase in interest income for 1996 compared to 1995 was due to an increase in volume of interest earning assets. The average yield on loans in 1996 was 11.2% compared to 11.6% in 1995. This decrease, and the 25 basis point decline on February 1, 1996 in BKLA's reference rate, to which the majority of BKLA's loans are referenced, is primarily due to interest foregone on loans delinquent 90 days or more. The average yield rate on investments increased to 6.7% in 1996 compared to 5.7% in 1995. The increase is primarily due to longer maturities in the available for sale security portfolio for the year 1996 compared to the year 1995.

     Total interest expense for the year ended December 31, 1996 was $3,087,000, compared to $1,852,000 for the year ended December 31, 1995, an increase of $1,235,000 or 67%. The average rate paid on interest bearing liabilities for the years ended December 31, 1996 and 1995 was 3.9% and 3.6%, respectively. The increase in interest expense for 1996 compared to 1995 was $1,085,000 due to volume and $203,000 due to rates.

     Net interest income for the year ended December 31, 1996 was $7,474,000, compared to $4,967,000 for the year ended December 31, 1995, an increase of $2,507,000 or 50%.

     Provision for credit losses for the year ended December 31, 1996 was $750,000. This was a $1,061,000 increase compared to the year ended December 31, 1995. This increase was primarily due to loans delinquent 30 to 89 days of $4,118,000, of which $3,115,000 were acquired with the World Trade Bank merger. Additionally, one borrower, with two loans totalling $1,793,000, secured by commercial real estate and performing at December 31, 1995, became delinquent more than 90 days during the year 1996. Together these two events required a provision for credit losses of $520,000 in the third quarter of 1996. At December 31, 1996, loans delinquent 30 to 89 days totalled $679,000, and non-accrual loans totalled $2,794,000.

     Service charges and fees for the year ended December 31, 1996 were $1,042,000, an increase of $236,000 or 29% compared to $806,000 for the year ended December 31, 1995. The increase is primarily due to charges for non-sufficient funds and services on demand deposit accounts.

     Employee compensation and benefits for the year ended December 31, 1996 was $3,408,000, an increase of $610,000, or 22%, compared to $2,798,000 for the year ended December 31, 1995. At December 31, 1996, BKLA had 69 employees and at December 31, 1995, 76 employees.

     Furniture and equipment expense for the year ended December 31, 1996 was $337,000, an increase of $26,000 or 8% compared to $311,000 for the year ended December 31, 1995. BKLA completed the installation of a data processing system upgrade in 1996, incurring additional depreciation expense.

     Professional services for the year ended December 31, 1996 were $472,000, a decrease of $75,000 or 14%, compared to $547,000 for the year ended December 31, 1995. The decrease is due to a reduction in legal fees. BKLA's legal fees are primarily the result of collection efforts by BKLA on loans receivable.
Other expense was $1,574,000 for the year ended December 31, 1996, an increase of $350,000 or 29% compared to $1,224,000 for the year ended December 31, 1995.

DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIALS

     The following table shows BKLA's average balances of assets, liabilities and stockholders' equity; the amount of interest income or interest expense and the average yield or rate for each category of interest earning assets and interest bearing liabilities, the net interest spread and net interest yield for the periods indicated.

                                                                For the Years Ended December 31,
                                                       -------------------------------------------------
                                                                             1997
                                                       -------------------------------------------------
                                                           Average         Interest           Average
                       (DOLLARS IN THOUSANDS)             Balance (2)     Earned/Paid       Yield/Rate
                                                       ---------------  ---------------  ---------------
Assets
   Interest earning assets
     Federal funds sold                                  $    16,246       $      893             5.5%
     Deposits with financial institutions                         14                1             7.1%
     Securities                                               46,036            2,731             5.9%
     Loans (3) (4)                                           101,433           11,229            11.1%
                                                       ---------------  ---------------
      Total interest earning assets                          163,729           14,854             9.1%

   Non-earning assets
     Cash and due from bank                                   12,095
     Other assets                                              8,141
     Allowance for credit losses                              (2,039)
                                                       ---------------
          Total assets                                   $   181,926
                                                       ---------------
                                                       ---------------
 Liabilities and Shareholders' Equity
   Interest bearing liabilities
     Demand, interest bearing                            $    20,751       $      395             1.9%
     Money market                                             40,798            1,500             3.7%
     Savings (including IRA's)                                 9,014              234             2.6%
     Time certificates of deposit                             30,387            1,544             5.1%
                                                       ---------------  ---------------
          Total interest bearing deposits                    100,950            3,673             3.6%

     Capital lease obligation                                  1,846              258            14.0%
     Securities sold under agreement to repurchase              ---              ---              ---
                                                       ---------------  ---------------
          Total interest bearing liabilities                 102,796            3,931             3.8%
                                                       ---------------  ---------------
     Demand deposits, non-interest bearing                    59,590
     Other liabilities                                         1,854
     Shareholders' equity                                     17,686
                                                       ---------------
          Total liabilities and shareholders' equity     $   181,926
                                                       ---------------
                                                       ---------------

 Net interest margin spread                                               $    10,923             5.3%
 Net interest income earned as a percentage
   of average earning assets                                                                      6.7%


                                                               For the Years Ended December 31,
                                                        ---------------------------------------------
                                                                             1996
                                                        ---------------------------------------------
                                                        Average Balance    Interest        Average
                       (DOLLARS IN THOUSANDS)             Balance (1)     Earned/Paid    Yield/Rate
                                                        ---------------  -------------  -------------
Assets
   Interest earning assets
     Federal funds sold                                     $    16,152     $     839         5.2%
     Deposits with financial institutions                           197            12         6.1%
     Securities                                                  30,049         2,008         6.7%
     Loans (3) (4)                                               69,046         7,702        11.2%
                                                        ---------------  -------------
      Total interest earning assets                             115,444        10,561         9.1%

   Non-earning assets
     Cash and due from bank                                       6,662
     Other assets                                                 6,611
     Allowance for credit losses                                 (2,048)
                                                        ---------------
          Total assets                                      $   126,669
                                                        ---------------
                                                        ---------------
 Liabilities and Shareholders' Equity
   Interest bearing liabilities
     Demand, interest bearing                               $    13,345     $     219         1.6%
     Money market                                                29,468         1,069         3.6%
     Savings (including IRA's)                                    7,687           212         2.8%
     Time certificates of deposit                                26,069         1,330         5.1%
                                                        ---------------  -------------
          Total interest bearing deposits                        76,569         2,830         3.7%

     Capital lease obligation                                     1,839           257        14.0%
     Securities sold under agreement to repurchase                    1          ---          5.3%
                                                        ---------------  -------------
          Total interest bearing liabilities                     78,409         3,087         3.9%
                                                        ---------------  -------------
     Demand deposits, non-interest bearing                       34,626
     Other liabilities                                            1,322
     Shareholders' equity                                        12,312
                                                        ---------------
          Total liabilities and shareholders' equity        $   126,669
                                                        ---------------
                                                        ---------------

 Net interest margin spread                                                 $   7,474         5.2%
 Net interest income earned as a percentage
   of average earning assets                                                                  6.5%


     The following table presents for the periods indicated, a summary of the changes in interest earned and interest paid resulting form changes in asset and liabilities volumes and changes in rates. The change in interest due to both rate and volume has been allocated due to volume and rate in proportion to the relationship of absolute dollar amounts of change in each.


------------------------

(2) Average balances are derived from the average of the average balance of each month in the year presented.

(3) Includes loan fee income of $562,000 and $329,000 for the years ended December 31, 1997 and 1996, respectively. Interest foregone on non-accrual loans is not included.

(4)   Average balance on loans outstanding include all loans on non-accrual.

                                                           1997 Compared to 1996                      1996 Compared to 1995
                                                           Increases (Decreases)                      Increases (Decreases)
                                                              Due to Change In                          Due to Change In
                                                   --------------------------------------      -----------------------------------
                                                                                   Net                                      Net
(DOLLARS IN THOUSANDS)                              Volume          Rate          Change        Volume         Rate        Change
                                                   --------       --------       --------      --------      --------     --------
Assets
   Interest earning assets
      Federal funds sold                            $     5        $   49        $    54        $   428       $  (23)     $   405
      Deposits with financial institutions              (13)            2            (11)            10         ---            10
      Securities available for sale                     932          (209)           723            221          212          433
      Loans                                           3,595           (68)         3,527          3,059         (165)       2,894
                                                   --------       --------       --------      --------      --------     --------
         Total interest earning assets                4,519          (226)         4,293          3,718           24        3,742

Liabilities and Shareholders' Equity
   Interest bearing liabilities
      Demand, interest bearing                          131            45            176             54           29           83
      Money market                                      402            29            431            552          131          683
      Savings (including IRA's)                          37           (15)            22            (43)         (28)         (71)
      Time certificates of deposit                      214          ---             214            522           71          593
                                                   --------       --------       --------      --------      --------     --------
         Total interest bearing deposits                784            59            843          1,085          203        1,288

   Capital lease obligation                               1          ---               1           ---            (2)          (2)
   Securities sold under agreement to repurchase       ---           ---            ---             (51)        ---           (51)
                                                   --------       --------       --------      --------      --------     --------
         Total interest bearing liabilities             785            59            844          1,034          201        1,235
                                                   --------       --------       --------      --------      --------     --------
         Net change in net interest income          $ 3,734        $ (285)       $ 3,449        $ 2,684       $ (177)     $ 2,507
                                                   --------       --------       --------      --------      --------     --------
                                                   --------       --------       --------      --------      --------     --------

INVESTMENT PORTFOLIO

          The amortized cost and estimated fair values of investment securities as of December 31, 1997 are as follows:

                                                                                        Estimated            Gross Unrealized
                                                                      Amortized           Fair            -----------------------
                      (DOLLARS IN THOUSANDS)                            Cost              Value            Losses         Gains
                                                                    ------------       ------------       ---------     ---------
Securities available for sale
     Mortgage backed securities                                     $     11,480        $   11,432        $      48     $   ---
     Common stock                                                            863               863            ---           ---
                                                                    ------------       ------------       ---------     ---------
                                                                          12,343            12,295               48         ---
                                                                    ------------       ------------       ---------     ---------
Securities held to maturity
     Debt of the U.S. Treasury, U.S. Government
          agencies and corporations                                       42,928            43,043            ---             115
     Mortgage backed debt                                                  5,210             5,204                6         ---
                                                                    ------------       ------------       ---------     ---------
                                                                          48,138            48,247                6           115
                                                                    ------------       ------------       ---------     ---------
                                                                    $     60,481        $   60,542        $      54     $     115
                                                                    ------------       ------------       ---------     ---------
                                                                    ------------       ------------       ---------     ---------

     The amortized cost and estimated fair values of investment securities as of December 31, 1996 are as follows:


                                                                                        Estimated            Gross Unrealized
                                                                      Amortized           Fair            -----------------------
                      (DOLLARS IN THOUSANDS)                            Cost              Value            Losses         Gains
                                                                    ------------       ------------       ---------     ---------
Securities available for sale
     Securities of U.S. Government agencies and corporations        $     10,994        $   11,010        $       1     $      17
     Mortgage backed securities                                           10,852            10,616              236         ---
     SBA securities                                                          500               500            ---           ---
                                                                    ------------       ------------       ---------     ---------
                                                                    $     22,346        $   22,126        $     237     $      17
                                                                    ------------       ------------       ---------     ---------
                                                                    ------------       ------------       ---------     ---------

     The maturity distribution of investment securities at December 31, 1997 is as follows:

                                                                         Available for Sale
                                                            ---------------------------------------------
                                                              Amortized       Estimated        Weighted
                   (DOLLARS IN THOUSANDS)                        Cost        Fair Value        Average
                                                            -------------   -------------   -------------
Securities available for sale
   Mortgage backed debt                                      $    11,479     $    11,432          5.6%

Securities held to maturity
   Debt of the U. S. Treasury, agencies
      & corporations
      Less than three months                                      12,000          12,006          5.8%
      Three months through one year                               14,476          14,511          5.9%
      One year through two years                                  16,452          16,526          6.1%
      Greater than two years                                       ---             ---           ---
   Mortgage backed debt                                            5,211           5,204          6.3%
                                                            -------------   -------------
                                                                  48,139          48,247
                                                            -------------   -------------
                   Total                                     $    59,618     $    59,679          5.9%
                                                            -------------   -------------
                                                            -------------   -------------

     The basis on which cost was determined in computing realized gains and losses on sale of securities available for sale over the years 1996 and 1995 were the specific identification method. Information relating to sales of securities available for sale and investment securities is as follows for the periods indicated.

                                                           For the Year Ended December 31,
                                                           --------------------------------
            (DOLLARS IN THOUSANDS)                           1997        1996        1995
                                                           --------    --------    --------
Proceeds from sale of securities available for sale        $  1,303    $  6,487    $  6,398
Gross realized losses                                      $  ---      $     17    $     46
Gross realized gains                                       $  ---      $     12    $  ---


     Certain securities were pledged as collateral for public funds and for other purposes as required or permitted by law. These securities had carrying values of $3,497,000 and $3,980,000 at December 31, 1997 and 1996, respectively, and estimated fair values of $3,487,000 and $3,946,000 at December 31, 1997 and 1996, respectively.

LOAN PORTFOLIO

     The following table presents loans by collateral and the percentage of each category of collateral to total loans.

                                              December 31, 1997          December 31, 1996          December 31, 1995
                                          ------------------------------------------------------------------------------
           (DOLLARS IN THOUSANDS)           Amount      Percentage     Amount      Percentage     Amount     Percentage
                                          -----------  ------------  -----------  ------------  -----------  -----------
Commercial loans                           $  45,199         31.6%    $  17,967         24.7%    $   20,679       32.1%

Real estate loans

   Single family                               8,979          6.3%        8,328         11.5%         8,123       12.2%
   Multi-family                                9,694          6.8%        3,672          5.1%         3,612        5.5%
   Construction                                9,336          6.5%        5,002          6.9%         2,851        4.3%
   Commercial                                 53,847         37.7%       29,414         40.4%        25,257       38.1%
                                          -----------                -----------                -----------
        Total real estate loans               81,856         57.3%       46,416         63.9%        39,843       60.2%
                                          -----------                -----------                -----------
Consumer loans                                15,302         10.7%        8,323         11.4%         5,690        8.6%

Other                                            552          0.4%                                    ---         ---

        Total loans                          142,909        100.0%       72,706        100.0%        66,212      100.0%

Less deferred loan income                       (276)                      (440)                       (191)

Less allowance for
      loan losses                             (2,819)                    (1,682)                     (2,358)
                                          -----------                -----------                -----------
             Net loans                     $  139,814                 $  70,584                  $   63,663
                                          -----------                -----------                -----------
                                          -----------                -----------                -----------


                                              December 31, 1994         December 31, 1993
                                          --------------------------------------------------
           (DOLLARS IN THOUSANDS)           Amount     Percentage     Amount     Percentage
                                          -----------  -----------  -----------  -----------
Commercial loans                          $   10,165        26.6%   $    14,461       28.4%

Real estate loans

   Single family                               2,510         6.6%         5,774       11.3%
   Multi-family                                  270         0.7%           899        1.8%
   Construction                                ---          ---            ---        ---
   Commercial                                 20,457        53.5%        23,820       46.8%
                                          -----------               -----------
        Total real estate loans               23,237        60.8%        30,493       59.9%
                                          -----------               -----------
Consumer loans                                 4,848        12.7%         5,976       11.7%

Other                                          ---          ---            ---        ---

        Total loans                           38,250       100.0%        50,930      100.0%

Less deferred loan income                       (136)                      (170)

Less allowance for
      loan losses                             (1,633)                    (2,478)
                                          -----------               -----------
             Net loans                    $   36,481                $    48,282
                                          -----------               -----------
                                          -----------               -----------

MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES AT DECEMBER 31, 1997

     The schedule of maturities and sensitivities of loans to change in interest rates at December 31, 1997 is presented below.

                                                        After One
       (DOLLARS IN THOUSANDS)              One        Year Through      After
                                      Year or Less     Five Years     Five Years    Non-Accrual       Total
                                     --------------  --------------  ------------  -------------  -------------
Variable rate or repricing            $     99,051    $      6,376    $    ---      $     ---      $   105,427
Fixed rate                                   6,016          20,050         7,151          ---           33,217
Loans on non-accrual                         ---             ---           ---            4,265          4,265
                                     --------------  --------------  ------------  -------------  -------------
                                      $    105,067    $     26,426    $    7,151    $     4,265    $   142,909
                                     --------------  --------------  ------------  -------------  -------------
                                     --------------  --------------  ------------  -------------  -------------

LOAN PORTFOLIO RISK ELEMENTS

     The following table presents loans accruing which are contractually past due by 90 days and loans on non-accrual.

                                                                    At December 31,
                                     --------------------------------------------------------------------------
       (DOLLARS IN THOUSANDS)             1997            1996           1995          1994           1993
                                     --------------  --------------  ------------  -------------  -------------
Loans accruing past due 90 days       $        172    $      ---      $    ---      $     ---      $    ---

Non-accrual                                  4,265           2,794         1,418            838         3,619
                                     --------------  --------------  ------------  -------------  -------------
        Total                         $      4,437    $      2,794    $    1,418    $       838    $    3,619
                                     --------------  --------------  ------------  -------------  -------------
                                     --------------  --------------  ------------  -------------  -------------

     BKLA's policy is any loan on which interest or principal is past due and unpaid for a period of 90 or more days will automatically be placed on non-accrual status. BKLA will not accrue interest, amortize deferred net loan fees or costs, or accrete discount on any asset (1) which is maintained on a cash basis because of deterioration in the financial condition of the borrower, (2) for which payment in full of principal or interest is not expected, or (3) upon which principal or interest has been in default for a period of 90 days or more unless the asset is both well secured and in the process of collection.

     The following table presents loans outstanding at the end of the period, average loans outstanding for the year, the beginning of the year allowance for credit losses, loan charge-offs, recoveries, amount of provision charged to operations, end of the year allowance for credit losses, ratio of net charge-offs to average loans and allowance for credit losses as a percentage of loans outstanding as of the end of the period for the periods indicated.

                                                                                      December 31,
                                                   --------------------------------------------------------------------------------
               (DOLLARS IN THOUSANDS)                    1997             1996           1995            1994             1993
                                                   ---------------   ------------   ------------   ---------------  ---------------
 Loans outstanding at end of period                 $     142,909     $   72,706     $   66,212     $      38,250    $      50,930

 Average loans outstanding                          $     101,433     $   69,046     $   41,563     $      42,939    $      64,315

 Allowance for credit losses at beginning of
     period                                         $       1,682     $    2,358     $    1,633     $       2,478    $       2,789

 Charge-offs
      Commercial                                           (1,085)        (1,133)          (318)             (907)          (1,800)
      Real estate                                            (595)          (451)           (32)             (257)          (1,195)
      Consumer                                                (29)           (45)           (57)             (137)            (246)
                                                   ---------------   ------------   ------------   ---------------  ---------------
           Total charge-offs                               (1,709)        (1,629)          (407)           (1,301)          (3,241)

 Recoveries
      Commercial                                              432            173            147               380              606
      Real estate                                             103           ---             130                44              247
      Consumer                                                 19             30             34                32              124
                                                   ---------------   ------------   ------------   ---------------  ---------------
           Total recoveries                                   554            203            311               456              977
                                                   ---------------   ------------   ------------   ---------------  ---------------
 Net loans charged-off                                     (1,155)        (1,426)           (96)             (845)          (2,264)

 Provision (credit) for credit losses                         410            750           (311)             ---             1,953

 Addition due to acquisitions                               1,882           ---           1,132              ---              ---
                                                   ---------------   ------------   ------------   ---------------  ---------------
 Allowance for credit losses as of end of period    $       2,819     $    1,682     $    2,358     $       1,633    $       2,478
                                                   ---------------   ------------   ------------   ---------------  ---------------
                                                   ---------------   ------------   ------------   ---------------  ---------------

 Ratio of net charge-offs to average
      loans outstanding                                       1.1%           2.1%           0.2%              2.0%             3.5%
                                                   ---------------   ------------   ------------   ---------------  ---------------
                                                   ---------------   ------------   ------------   ---------------  ---------------

 Ratio of allowance for credit losses to loans
      outstanding at  end of period                           2.0%           2.3%           3.6%              4.3%             4.9%
                                                   ---------------   ------------   ------------   ---------------  ---------------
                                                   ---------------   ------------   ------------   ---------------  ---------------

          Loan characteristics of loan pools by purpose or origination, such as credit cards, loans secured by real estate, and small business loans are identified and allocated a portion of required allowance for credit losses. BKLA also allocates the allowance for credit loss based upon assignment of individuals loans to either various degrees of status designated as follows: pass, in which credit risk is evaluated as nominal; special, loans which have been identified for their potential weakness even though none has yet materialized; and identified loans in which credit weakness has been identified from range of substandard to doubtful and impaired.

          Non-accrual loans are the substantial amount of loans classified as impaired. At December 31, 1997, BKLA had $4,490,000 loans categorized as impaired. BKLA considers a loan impaired when management anticipates that all principal and interest payments will not be received as contractually agreed upon when the loan was originated. Three of these loans, totaling $1,603,000, have been brought current as of December 31, 1997, but remain on non-accrual status. The portion of the allowance for credit losses that has been allocated to non-accrual loans at December 31, 1997 was $688,000.

DEPOSITS

     The following table presents information for average deposits and the average rate paid on those deposits for each of the periods indicated.

                                            For the Year Ended December 31,
                                      ------------------------------------------
                                              1997                  1996
                                      -------------------   --------------------
                                         Amount     Rate       Amount      Rate
                                      -----------  ------   ------------  ------
       Demand, non-interest bearing  $    59,590    0.0%    $    35,626   0.0%

       Demand, interest bearing           20,751    1.9%         13,345   1.6%

       Money market                       40,798    3.7%         29,468   3.6%

       Savings (including IRA's)           9,014    2.6%          7,687   2.8%

       Time certificates of deposit       30,387    5.1%         26,069   5.1%
                                      -----------           -----------
            Total deposits           $   160,540            $   112,195
                                      -----------           -----------
                                      -----------           -----------

DEPOSIT MATURITIES AND REPRICING

       The following table presents the maturity distribution of time certificates of deposit in categories of over $100,000 as of December 31, 1997, in thousands.

                        Three months or less  $    13,394

                        Three to six months         8,056

                        Six to twelve months        2,681

                        Over twelve months          6,036
                                             -------------
                               Total          $    30,167
                                             -------------
                                             -------------

RETURN ON EQUITY AND ASSETS

                                           For the Year Ended
                                              December 31,
                                      -----------------------------
                                        1997      1996       1995
                                      --------  --------   --------
          Return on average assets       2.1%     0.8%       0.7%

          Return on average
           shareholders' equity         21.1%     8.1%       8.7%

          Average equity to average
           assets                        9.7%     8.7%       8.9%

SHORT-TERM BORROWINGS

     BKLA did not incur significant short-term borrowings in the years 1997 and 1996.

                                       PART III


ITEM 9 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     None to report.


ITEM 10 - DIRECTORS AND PRINCIPAL OFFICERS OF BKLA

                                                                                          Year First Elected
                                              Principal Occupation or Employment            or Appointed a
       Name and Title            Age                for the Past Five Years              Director or Officer        Years Served
-----------------------------  -------  ----------------------------------------------  ------------------------------------------
 Adriana M. Boeka                46       Board member since 1996; Principal of Manex            1996                     2
 Vice Chairman                            Group, a business and management consulting
                                          corporation from 1995 to present.  Senior
                                          Vice President at Union Bank of California
                                          prior to1995.  As principal of Manex Group,

 M. J. Burford                   60       Chairman of the Board from April, 1995 to              1995                     3
 Chairman of the Board                    present; Chief Executive Officer of BKLA
 of Directors                             from April, 1995 to April, 1997; Chairman
                                          of the Board of Investors Banking
                                          Corporation since February, 1993; former
                                          Chairman/CEO, and currently a Board member,
                                          of First Security Bank of Oregon, from May,
                                          1992 to present; Chairman of the Board of
                                          Colonial Bank, Grants Pass, Oregon.

 Mary Anne Chalker               67       Board member of BKLA since inception in                1981                    17
 Director                                 1981; insurance broker; President of LFC
                                          Insurance Brokers & Agents, Inc.

 Roy Doumani                     61       Board member since 1996; former Chairman of            1996                     2
 Director                                 the Board of World Trade Bank, N. A.

 John J. Feldman                 65       President and Chief Executive Officer of               1997                     1
 President and                            BKLA since April, 1997; member of Board;
 Chief Executive Officer                  Former President and Chief Executive
 and Director                             Officer of American West Bank

 Rickey M. Gelb                  51       Board member since April, 1997; General                1997                     1
 Director                                 partner of Gelb Enterprises (real estate
                                          development).

 John R. Newhouse                42       Board member since January, 1998; former               1998                    ---
 Senior Vice President                    President and Chief Executive Officer of
 and Director                             Culver National Bank; Senior Vice
                                          President/Business Development of Bank of
                                          Los Angeles since January, 1998.

 James V. Reimann                57       Board member of BKLA since 1995; President             1995                     3
 Director                                 of Reimann Associates, a real estate
                                          development and sales company since
                                          December, 1987; Director of R. B. Rubber
                                          since 1995.

 Melvin F. Shaw                  61       Board member since April, 1997; President              1997                     1
 Director                                 and Chief Executive Officer of USCB, Inc.,
                                          a collection agency.

                                                                                          Year First Elected
                                              Principal Occupation or Employment            or Appointed a
       Name and Title            Age                for the Past Five Years              Director or Officer        Years Served
-----------------------------  -------  ----------------------------------------------  ------------------------------------------
 Burton N. Sterman               64       Board member since April, 1997; Certified              1997                     1
 Director                                 Public Accountant, Brown & Sterman,
                                          Accountancy Corporation.

 Robert Jacobsen                 42       Executive Vice President and Chief Credit              1992                     7
 Executive Vice President                 Officer from April, 1997; Senior Vice
 and Chief Credit Officer                 President/Chief Credit Officer from 1995 to
                                          1997; Vice President and Loan Administrator
                                          from 1992 to 1995.

 Wendy R. Moskal                 46       Executive Vice President and Chief                     1997                     1
 Executive Vice President                 Operating Officer since April, 1997; former
 and  Chief Operating                     Executive Vice President and Chief
 Officer                                  Operating Officer of American West Bank

Certain Significant Employees

     None to report.

Compliance with Section 16(a) of the Exchange Act

     BKLA does not know of any beneficial owners of more than ten percent of any class of equity securities who have failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the year ended December 31, 1997.

ITEM 11 - EXECUTIVE COMPENSATION TABLE


                              Summary Compensation Table

                                                                                        Long-Term Compensation
                                                                  ------------------------------------------------------------------
                                      Annual Compensation                       Awards                            Payouts
                               --------------------------------   ----------------------------------   -----------------------------
                                                                   Restricted        Securities
                                                                      Stock           Underlyng            LTP       All Other
                     Year        Salary       Bonus     Other     Award(s) ($)         Options           Payouts    Compensation (5)
                    -------    -----------   --------  --------   -------------   ------------------   -----------  ----------------
 M. J. Burford       1997       $ 110,000     $  441    $  ---     $       ---     $           ---      $     ---     $        2,199
                     1996         145,000        441       ---             ---               75,000           ---              3,088
                     1995         108,000       ---        ---             ---                 ---            ---                795

 Adriana M. Boeka    1997          19,602        435     29,200            ---                 ---            ---               ---
                                                         (6)(7)

 John J. Feldman     1997         138,750        406       ---             ---               75,000           ---              2,775

 Robert Jacobsen     1997          96,622        406       ---             ---                 ---            ---              1,932
                     1996          82,072        406       ---             ---               20,000           ---              1,733

 Wendy R. Moskal     1997          74,806      2,000       ---             ---               20,000           ---              1,496

---------------------------

(5)    Employer contributions for 401K retirement plans.

(6) Amount represents $6,200 in fees paid for attending meetings of the Board of Directors.

(7) Amount represents $23,000 in fees paid for consulting services as an outside director.

        Aggregated Options/SAR Exercised in the Year Ended December 31, 1997
                       and December 31, 1997 Options/SAR Values

                                                                    Number of Securities Underlying   Value of Unexercised In-The-
                                   Shares                             Unexercised Options/SARs at        Money Options/SARS at
                                 Acquired on                             December 31, 1997 (#)          December 31, 1997 ($)(1)
             Name               Exercise (#)   Value Realized ($)   -------------------------------  -------------------------------
                                                                     Exercisable     Unexercisable    Exercisable     Unexercisable
-----------------------------  -----------------------------------  -------------   ---------------  -------------   ---------------
 M. J. Burford                      ---                ---             18,750           56,250        $   185,156     $     555,469

 Adriana M. Boeka                   ---                ---              1,500            4,500        $    14,813     $      44,438

 John J. Feldman                    ---                ---               ---            75,000        $      ---      $     523,125

 Robert Jacobsen                    ---                ---              1,250           18,750        $    12,344     $     141,656

 Wendy R. Moskal                    ---                ---               ---            20,000        $      ---      $     139,500

 Gary Nudell                        ---                ---               ---            10,000        $      ---      $      69,750

---------------------------

(1) Value is difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 1997.

Options Granted in the Year Ended December 31, 1997

                                                     Percentage of Total                                              Grant Date
                          Number of Securities       Options Granted to         Exercise                                Present
         Name              Underlying Options             Employees              Price        Expiration Date          Value (1)
--------------------      --------------------      ---------------------     ------------   -----------------      --------------
 John J. Feldman                 75,000                      45%                 $6.90          May 20, 2007          $   276,000

 Robert Jacobsen                 15,000                      9%                  $6.90          May 20, 2007          $    55,200

 Wendy R. Moskal                 20,000                      12%                 $6.90          May 20, 2007          $    73,600

 Gary Nudell                     10,000                      6%                  $6.90          May 20, 2007          $    36,800


---------------------------

(1) Value of stock option was determined at date of grant using the Black-Scholes model.

ITEM 12 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

     The following table sets forth, at December 31, 1997, the number and percentage of shares of BKLA Common Stock beneficially owned by each of BKLA's directors and the named executive officers.

                                                                          Common Stock Beneficially Owned
                                                                      ----------------------------------------
                                                                       Amount and Nature of       Percent of
             Name and Address of Beneficial Owner                      Beneficial Ownership         Class
     -----------------------------------------------                  ----------------------    --------------
      Adriana M. Boeka, Vice Chairman                                  Stock         39,175               1.2%
      Bank of Los Angeles                                              Warrants      17,365
      8901 Santa Monica Blvd.                                          Options        1,500
      West Hollywood, California  90069                                             -------
                                                                       Total         58,040

      M. J. Burford, Chairman                                          Stock        155,033               5.1%
      Bank of Los Angeles                                              Warrants      73,756
      8901 Santa Monica Blvd.                                          Options       18,750
      West Hollywood, California  90069                                             -------
                                                                       Total        247,539

      Mary Anne Chalker, Director                                      Stock         15,106       Less than 1%
      LFC Insurance Agents & Brokers                                   Warrants         500
      113 North San Vicente Blvd.                                      Options        2,640
      Beverly Hills, California  90211                                              -------
                                                                       Total         18,246

      Roy Doumani, Director                                            Stock         94,313               2.0%
      4 Yawl                                                           Warrants       ---
      Venice, California  90292                                        Options        1,500
                                                                                    -------
                                                                       Total         95,813

      John J. Feldman, President/CEO/Director                          Stock         81,750               1.7%
      Bank of Los Angeles                                              Warrants       ---
      8901 Santa Monica Blvd.                                          Options        ---
      West Hollywood, California  90069                                             -------
                                                                       Total         81,750

      Rickey M. Gelb, Director                                         Stock         72,800               1.5%
      Gelb Enterprises                                                 Warrants       ---
      17547 Ventura Blvd., Suite 201                                   Options
      Encino, California  91316                                                     -------
                                                                       Total         72,800

      John R. Newhouse, Senior Vice President/Director                 Stock         13,212       Less than 1%
      Bank of Los Angeles                                              Warrants       ---
      5399 Sepulveda Blvd.                                             Options        ---
      Culver City, California  90230                                                -------
                                                                       Total         13,212

      James V. Reimann, Director                                       Stock         97,239               3.0%
      Reimann Associates                                               Warrants      42,967
      5605 Inland Shores Way North                                     Options        1,500
      Keizer, Oregon  97307                                                         -------
                                                                       Total        141,706

      Melvin F. Shaw. Director                                         Stock         76,745               1.6%
      United States Credit Bureau                                      Warrants       ---
      1440 North Harbor, #515                                          Options        ---
      Fullerton, California  92635                                                  -------
                                                                       Total         76,745

      Burton S. Sterman, Director                                      Stock         72,950               1.5%
      Brown & Sterman                                                  Warrants       ---
      16861 Ventura Blvd., Suite 202                                   Options        ---
      Encino, California  91436                                                     -------
                                                                       Total         72,950



                                                                          Common Stock Beneficially Owned
                                                                      ----------------------------------------
                                                                       Amount and Nature of       Percent of
             Name and Address of Beneficial Owner                      Beneficial Ownership         Class
     -----------------------------------------------                  ----------------------    --------------
      Robert Jacobsen, EVP/Chief Credit Officer                        Stock          1,250       Less than 1%
      Bank of Los Angeles                                              Warrants         100
      8901 Santa Monica Blvd.                                          Options        ---
      West Hollywood, California  90069                                             -------
                                                                       Total          1,350

      Wendy R. Moskal, EVP/Chief Operating Officer                     Stock          7,000       Less than 1%
      Bank of Los Angeles                                              Warrants       ---
      8901 Santa Monica Blvd.                                          Options        ---
      West Hollywood, California  90069                                             -------
                                                                       Total          7,000

      Directors and Named Executive Officers                           Stock        726,573              18.1%
                                                                       Warrants     134,688
                                                                       Options       25,890
                                                                                    -------
                                                                       Total        887,151


SECURITY OWNERSHIP OF BENEFICIAL OWNERS

     Management of BKLA knows of no person who owns more than five percent (5%) of the outstanding shares of BKLA Common Stock, except as listed below.

     The following table sets forth, at December 31, 1997, the number and percentages of shares of BKLA Common Stock of beneficial owners.

                                                          Common Stock Beneficially Owned
                                                      ---------------------------------------
                                                       Amount and Nature of
         Name and Address of Beneficial Owner          Beneficial Ownership       Percent of
                                                                                    Class
     --------------------------------------------     -----------------------    ------------
      M. J. Burford, Chairman/CEO                      Stock         155,033             5.1%
      Bank of Los Angeles                              Warrants       73,756
      8901 Santa Monica Blvd.                          Options        18,750
      West Hollywood, California  90069                              -------
                                                       Total         247,539

      John J. Tennant (1)                              Stock         188,720             5.6%
      Post Office Box 1658                             Warrants       84,440
      Portland, Oregon  97207                          Options          ---
                                                                     -------
                                                       Total         273,160

      Joseph Tennant (1)                               Stock          93,255             2.8%
      Post Office Box 1658                             Warrants       41,695
      Portland, Oregon  97207                          Options          ---
                                                                     -------
                                                       Total         134,950


----------------------------

(1)  John J. Tennant and Joseph Tennant are brothers.

ITEM 13 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

             None to report.


                                       PART IV


ITEM 14 - EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM F-3

EXHIBITS ATTACHED TO PRIOR FILINGS
     1.1    Articles of Incorporation
     2.1    Stock Option Plan (1)
     3.1    Beverly Hills Branch Lease

REPORTS ON FORM F-8K INCORPORATED BY REFERENCE
     Resignation of Bank's Director - December, 1997
     Acquisition or Disposition of Assets - October, 1996
     Acquisition of Assets - December, 1997


FORMAT F-9 FINANCIAL STATEMENTS
     Balance Sheet.  Refer to Financial Statements Balance Sheets,
     Statement of Income. Refer to Financial Statements of Operations, Statement of Change in Equity Capital. Refer to Financial Statements
            Statement of Change in Equity Capital,
     Schedule I  -  Securities.  Refer to Financial Statements, Note C,
     Schedule II - Loans to Officers, Directors, Principal Security Holders, and any Associate of the Foregoing Persons. Refer to Financial Statements, Note F,
     Schedule III - Loans and Lease Financing Receivables. Refer to Financial Statements, Note D,
     Schedule IV - Bank Premises and Equipment. Refer to Financial Statements, Note G,
     Schedule V - Investments in, Income from Dividends, and Equity in earnings or losses of subsidiaries and associated companies. Report is not applicable.
     Schedule VI - Allowance for possible credit losses. Refer to Financial Statements, Note E,

----------------------------

(1) Filed as exhibits attached on Form 10K at December 31, 1995, and incorporated herein by reference.

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, BKLA has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BANK OF LOS ANGELES


By                                                       Date:
   -----------------------------------------------             -----------------
     M. J. Burford
     Chairman of the Board/Chief Executive Officer


By                                                       Date:
   -----------------------------------------------             -----------------
     Mark W. Bidwell
     Vice President/Controller

By                                                       Date:
   -----------------------------------------------             -----------------
     Adriana M. Boeka
     Vice Chairman of the Board

By                                                       Date:
   -----------------------------------------------             -----------------
     Mary Anne Chalker
     Director

By                                                       Date:
   -----------------------------------------------             -----------------
     Roy Doumani
     Director

By                                                       Date:
   -----------------------------------------------             -----------------
     John J. Feldman
     President/Chief Executive Officer

By                                                       Date:
   -----------------------------------------------             -----------------
     Rickey M. Gelb
     Director

By                                                       Date:
   -----------------------------------------------             -----------------
     John R. Newhouse
     Director

By                                                       Date:
   -----------------------------------------------             -----------------
     James V. Reimann
     Director

By                                                       Date:
   -----------------------------------------------             -----------------
     Melvin F. Shaw
     Director

By                                                       Date:
   -----------------------------------------------             -----------------
     Burton S. Sterman
     Director